UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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HILL-ROM HOLDINGS, INC.

PROXY
STATEMENT

Annual Meeting of Shareholders

March 15, 2016
10:00 am (Central Time)
Chicago, Illinois

HILL-ROM HOLDINGS, INC.

NOTICE OF ANNUAL SHAREHOLDER MEETING

To Be Held March 15, 2016

The annual shareholders meeting of Hill-Rom Holdings, Inc., an Indiana corporation, will be held at the following time and location, and for the following purposes:

Wednesday, March 15, 2016, at 10:00 a.m., Central time.

The offices of Hill-Rom Holdings, Inc., 180 North Stetson Avenue, Two Prudential Plaza, Suite 1630, Chicago, Illinois 60601.

(1)	To elect nine members to the Board of Directors to serve one-year terms expiring at the 2017 annual meeting or until their successors are elected and qualified;

(2)	To consider and vote on a non-binding proposal to approve the compensation of Hill-Rom’s executive officers;

(3)	To consider and vote on a non-binding proposal to establish the frequency of the shareholder vote on executive compensation;

(4)	To reauthorize the Hill-Rom Holdings, Inc. Short Term Incentive Plan, as it is currently written;

(5)	To reauthorize the Hill-Rom Holdings, Inc. Stock Incentive Plan, as it is currently written;

(6)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Hill-Rom Holdings, Inc. for fiscal year 2016; and

(7)	To transact any other items of business that may properly be brought before the meeting and any postponement or adjournment thereof.

Only stockholders of record as of the close of business on January 8, 2016 are entitled to vote at the meeting. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, by telephone, or via mail, as promptly as possible.

By Order of the Board of Directors

Deborah M. Rasin
Secretary
January 27, 2016

TABLE OF CONTENTS

EXECUTIVE SUMMARY	1

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	5

PROPOSALS REQUIRING YOUR VOTE	9

Proposal No. 1 – Election of Directors	9
Proposal No. 2 – Non-Binding Vote on Executive Compensation	13
Proposal No. 3 – Non-Binding Vote on Frequency of Shareholder Vote on Executive Compensation	14
Proposal No. 4 – Reauthorization of the Hill-Rom Holdings, Inc. Short-Term Incentive Compensation Plan	15
Proposal No. 5 – Reauthorization of the Hill-Rom Holdings, Inc. Stock Incentive Plan	17
Proposal No. 6 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	22

CORPORATE GOVERNANCE	23

AUDIT COMMITTEE REPORT	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

COMPENSATION DISCUSSION AND ANALYSIS	31

Compensation and Management Development Committee Report	31
Detailed Table of Contents for CD&A	31

COMPENSATION OF NAMED EXECUTIVE OFFICERS	47

DIRECTOR COMPENSATION	60

EQUITY COMPENSATION PLAN INFORMATION	62

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	63

Proxy Statement

This proxy statement relates to the solicitation by the Board of Directors of Hill-Rom Holdings, Inc. (“Hill-Rom”, the “Company”, “we”, “us” or “our”), of proxies for use at the annual meeting of Hill-Rom’s shareholders to be held at our offices located at 180 North Stetson Avenue, Two Prudential Plaza, Suite 1630, Chicago, Illinois 60601, on Wednesday, March 15, 2016, at 10:00 a.m., Central time, and at any adjournments of the meeting.  This proxy statement and the enclosed form of proxy were mailed initially to shareholders on or about January 27, 2016.

Executive Summary

This summary highlights selected information in this proxy statement.  Please review the entire proxy statement and the Hill-Rom 2015 Annual Report before voting.  This proxy statement and annual report to shareholders are available at www.proxyvote.com.

Key Fiscal 2015 Achievements

In 2015, Hill-Rom:

•	Increased revenue 18%.

•	Grew adjusted EPS by 17% to $2.64.

•	Achieved a total stockholder return of over 27%. Over the last three years, our TSR has substantially outpaced both our peer group and the S&P 500, as shown by the graph below.

•
Completed the acquisition of Welch Allyn for approximately $2B.  Through the acquisition of Welch Allyn, Hill-Rom expects to play an even greater role in improving patient care globally and achieving greater levels of efficiency and reducing healthcare costs for its customers. Combining Hill-Rom’s leading position in hospitals and operating rooms worldwide with Welch Allyn’s leading position in point of care diagnostics and testing will expand both companies’ ability to help healthcare providers focus on patient care solutions that improve clinical and economic outcomes.

•	Successfully integrated Trumpf Medical, which we acquired in 2014. Trumpf’s portfolio of surgical infrastructure solutions helped the company achieve its high organic growth rate.

•
Commercialized a number of new products, including the Compella™ Bariatric Bed, Hill-Rom’s latest advance in bariatric care, which streamlines workflow, delivers safe patient care and enhances patient dignity, along with the LikoGuard™ L/XL Overhead Lift System, which facilitates safe mobilization for patients up to 800 pounds/363 kg.   We also made product advances in our Surgical and Respiratory Care division, including acquiring an early-stage portable therapeutic device that provides chest physiotherapy (CPT), and obtaining exclusive distribution rights to the Thermedx FluidSmart™ System, a fluid management system used in minimally invasive gynecology, urology and arthroscopy surgical procedures.

•	Increased Hill-Rom’s dividend for the fifth consecutive year. In the last five fiscal years, Hill-Rom has returned over $525 million to shareholders by dividends and repurchases.

Voting Matters and Board Recommendations

Proposal	Recommendation of the Board	Page References
To elect nine members to the Board of Directors for one year terms	FOR all nominees	9
To vote on a non-binding proposal to approve the compensation of Hill-Rom’s executive officers	FOR the proposal	13
To consider and vote on a non-binding proposal to establish the frequency of the shareholder vote on executive compensation	FOR a vote every one year	14
To reauthorize the Hill-Rom Holdings, Inc. Short Term Incentive Plan, as it is currently written	FOR the proposal	15
To reauthorize the Hill-Rom Holdings, Inc. Stock Incentive Plan, as it is currently written	FOR the proposal	17
To ratify the appointment of PricewaterhouseCoopers LLP as Hill-Rom’s independent registered public accounting firm for fiscal year 2016	FOR ratification of the appointment	22

Director	Audit Committee	Nominating/ Corporate Governance Committee	Compensation and Management Development Committee	Mergers and Acquisitions Committee
Rolf A. Classon (Board Chair) (I)		C		C
John J. Greisch				✓
William G. Dempsey (I)			✓
James R. Giertz (I)			✓
Charles E. Golden (I)	C	✓		✓
William H. Kucheman (I)	✓			✓
Ronald A. Malone (I)		✓	C	✓
Eduardo R. Menascé (I)	✓
Stacy Enxing Seng (I)			✓
(I) Denotes independent director; (C) denotes chair

Additional important information about our annual meeting and voting can be found in the section entitled “General Information About the Annual Meeting and Voting” beginning on page 5.

Governance Highlights

Our Board believes that good corporate governance enhances shareholder value.  Our governance practices include:
Governance Practice	For More Information
All of our directors, except our CEO, are independent	25
We have a non-executive, independent Board chair	23
Our directors attended on average 99% of Board and their respective committee meetings, and each attended more than 90% of the meetings of the Board and their respective committees	24
Our directors are elected annually, and we have a resignation policy if a director fails to garner a majority of votes cast	7, 9
Our independent directors meet regularly in executive session	23
We have a fully independent compensation consultant	46

Executive Compensation Highlights

Hill-Rom’s compensation program is designed to align each executive’s compensation with Hill-Rom’s performance and the interests of our shareholders, and to provide the proper incentives to attract, retain and motivate key personnel in a clear, transparent manner.  In order to do this, we:

•
Generally target the 50th percentile of compensation paid by companies with which we compete for executive talent, and the Committee ultimately considers median pay, recommendations from our CEO, head of HR, internal equity relationships and the advice of the Committee's compensation consultant in determining final pay decisions,

•	Provide an annual cash incentive award based on meaningful company performance metrics such as revenue and adjusted earnings per share, modified for individual performance, and
•
Align long-term equity compensation with our shareholders’ interests by linking realizable pay with stock performance through a combination of performance stock units, restricted stock units, and stock options.

In summary, we compensate our named executive officers as follows:

Component of Compensation	Form of Compensation
Base Salary	Annual Cash Salary
Annual Cash Incentive	162(m) qualified plan, with negative discretion exercised by reference to our company-wide Short-Term Incentive Compensation Plan
Long-Term Incentive Compensation	Performance Stock Units (50% of annual grant value) Restricted Stock Units (25% of annual grant value) Stock Options (25% of annual grant value)

We also adhere to several additional principles regarding executive compensation, which we believe highlight the strength of both our governance and our overall executive compensation program:

Executive Compensation Principle	For More Information
We require significant stock ownership by our executive officers, including 6X base salary for our CEO	42
We have clawback, anti-hedging and anti-pledging policies	42
We don’t have any single-trigger change in control agreements	43
Our executives all have at-will employment agreements	43
We don’t re-price stock options or buy-back equity grants	42
We don’t provide gross-ups for perquisites or excise taxes, other than moving expenses	43

General Information About the Meeting and Voting

1.	Who may vote?

Shareholders holding shares of Hill-Rom common stock as of the close of business on January 8, 2016 are entitled to vote at the annual meeting.  At the close of business on such record date, there were 65,301,517 shares of common stock outstanding and entitled to vote at the annual meeting.  Common stock is the only class of stock outstanding and entitled to vote. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the annual meeting.

2.	How can I elect to receive my proxy materials electronically?

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically.  To sign up for electronic delivery, follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet, or go to https://enroll1.icsdelivery.com/hrc.  When prompted, indicate that you agree to receive or access shareholder communications electronically in the future.

3.	Can I vote my shares by filling out and returning the Notice Regarding the Availability of Proxy Materials?

No. See Question 6 “How do I vote?” for more information on how to vote.

4.	How can I access the proxy materials over the Internet?

You can view the proxy materials for the annual meeting on the Internet at www.proxyvote.com.  Please have your 12 digit control number available, which can be found on your Notice Regarding the Availability of Proxy Materials or on your proxy card or voting instruction form.  Our proxy materials are also available on our website at http://ir.hill-rom.com.

5.	How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director,
•	FOR the non-binding approval of the compensation of Hill-Rom’s executive officers,
•	To hold the non-binding advisory shareholder vote on executive compensation EVERY ONE (1) YEAR,
•	FOR the approval of the Hill-Rom Holdings, Inc. Short-Term Incentive Plan,
•	FOR the approval of the Hill-Rom Holdings, Inc. Stock Incentive Plan, and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Hill-Rom’s independent registered public accounting firm.

6.	How do I vote?

You may vote by any of the following methods:

•
By Telephone or Internet — You may submit your proxy vote by following the instructions provided in the Notice Regarding the Availability of Proxy Materials, or by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.

•
By Mail — You may submit your proxy vote by mail by signing a proxy card and mailing it in the enclosed envelope if your shares are registered directly in your name or, for shares held beneficially in street name, by following the voting instructions provided by your broker, trustee or nominee.

•	In Person at the Annual Meeting — You may vote in person at the annual meeting or may be represented by another person at the meeting by executing a proxy designating that person.

7.	If I voted by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

8.	Can I change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before the voting polls are closed at the annual meeting by the following methods:

•	voting at a later time by telephone or Internet (up to 11:59 p.m. Eastern time on the day before the meeting),

•	writing our Corporate Secretary, Hill-Rom Holdings, Inc., 1069 State Route 46 East, Batesville, Indiana 47006, or

•	giving notice of revocation to the Inspector of Election at the annual meeting.

If you are a street name shareholder and you voted by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

9.	What happens if I do not specify a choice for a proposal when returning a proxy?

If you are a shareholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendation of the Board of Directors.

If you are a beneficial/street name shareholder and fail to provide voting instructions, your broker, bank or other holder of record is permitted to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  However, they may not vote on the election of directors or the other proposals listed herein absent instructions from you.  Without your voting instructions on the proposals, a “broker non-vote” will occur with respect to those proposals.

10.	How are votes, including broker non-votes and abstentions, counted?

Votes are counted in accordance with our Amended and Restated Code of By-laws and Indiana law.  A broker non-vote or abstention will be counted towards a quorum, but will not be counted in the election of directors or the votes on any of the other proposals.

11.	What constitutes a quorum?

A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum.  Broker non-votes and abstentions will be counted as represented at the meeting for purposes of determining whether a quorum is present.

12.	What happens if other matters come up at the annual meeting?

The matters described in the notice of annual meeting are the only matters we know of that will be voted on at the annual meeting. If other matters are properly presented at the annual meeting, the persons named on the proxy card or voting instruction form will vote your shares according to their best judgment.

13.	Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., an independent tabulator appointed by the Board of Directors, will count the votes and act as the Inspector of Election.  The Inspector of Election will have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

14.	Who can attend the annual meeting?

Admission to the annual meeting is limited to shareholders of Hill-Rom, persons holding validly executed proxies from shareholders who held Hill-Rom common stock on January 8, 2016, and invited guests of Hill-Rom.

In order to be admitted to the annual meeting in person, you should pre-register by contacting Hill-Rom’s Investor Relations Department at investors@hill-rom.com, or in writing at Investor Relations, Hill-Rom Holdings, Inc., 180 N. Stetson Avenue, Two Prudential Plaza, Suite 4100, Chicago, Illinois 60601, no later than March 7, 2016.  Additionally, proof of ownership of Hill-Rom stock must be shown at the door.  Failure to pre-register or to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the annual meeting.  Please read the following rules carefully because they specify the documents that you must bring with you to the annual meeting in order to be admitted.

If you were a record holder of Hill-Rom common stock on January 8, 2016, then you must bring a valid government-issued personal identification (such as a driver’s license or passport).

If a broker, bank, trustee or other nominee was the record holder of your shares of Hill-Rom common stock on January 8, 2016, then you must bring:

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof that you owned shares of Hill-Rom common stock on January 8, 2016.

If you are a proxy holder for a shareholder of Hill-Rom, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a shareholder of Hill-Rom who owned shares of Hill-Rom common stock on January 8, 2016,

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof of the shareholder’s ownership of shares of Hill-Rom common stock on January 8, 2016.

15.	How many votes must each proposal receive to be adopted?

Directors are elected by a plurality of the votes cast by shareholders entitled to vote, which means that nominees who receive the greatest number of votes will be elected even if such amount is less than a majority of the votes cast.  However, our Corporate Governance Standards provide that, prior to nomination, director nominees shall submit a letter of resignation that is effective in the event such director receives a greater number of votes “withheld” from his or her election than votes “for” such election.  The Board is required to accept the resignation unless the Board determines that accepting such resignation would not be in the best interests of Hill-Rom and its shareholders.

The non-binding proposal to approve the compensation of our Named Executive Officers and the proposals to approve our Stock Incentive Plan, our Short Term Incentive Plan, and to ratify the appointment of the independent registered public accounting firm will be approved if the votes cast favoring the action exceed the votes cast opposing the action.  The non-binding vote on the frequency of the shareholder vote on executive compensation will be determined by plurality vote, with the frequency receiving the greatest number of votes being the frequency approved by the shareholders.

16.	Who pays for the proxy solicitation related to the annual meeting?

We do.  In addition to sending you or making available to you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, e-mail or in person.  You may also be solicited by means of press releases issued by Hill-Rom, postings on our website, and advertisements in periodicals.  None of our officers or employees will receive any extra compensation for soliciting you.  We have retained Innisfree M&A Incorporated to assist us in soliciting your proxy for an estimated fee of $8,000 plus reasonable out-of-pocket expenses.   We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Notice Regarding the Availability of Proxy Materials or proxy materials to the beneficial owners of Hill-Rom common stock.

17.	If I want to submit a shareholder proposal for the 2017 annual meeting, when is it due and how do I submit it?

In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at our 2017 annual meeting of shareholders and included in our proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of Hill-Rom at our registered offices in Batesville, Indiana no later than September 29, 2016, which is 120 days prior to the calendar anniversary of the mailing date of this proxy statement.

In addition, our Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be received by the Secretary of Hill-Rom at our registered offices not later than 100 days prior to the anniversary of the immediately preceding annual meeting, or not later than December 5, 2016 for the 2017 annual meeting of shareholders.  The notice must also provide certain information set forth in the Amended and Restated Code of By-laws.

18.	How can I obtain a copy of the Annual Report on Form 10-K?

You may receive a hard copy of proxy materials, including the Annual Report on Form 10-K, by following the directions set forth on the Notice Regarding the Availability of Proxy Materials.  The Annual Report on Form 10-K is also available on our website at http://ir.hill-rom.com.

19.	Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the conclusion of the annual meeting and publish the final voting results in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the annual meeting.

Proposals Requiring Your Vote

Proposal No. 1 – Election of Directors

The Board currently consists of nine members, and the terms of all the directors expire at the upcoming annual meeting.  The shareholders will therefore elect nine members of the Board to serve one-year terms expiring at the 2017 annual meeting of shareholders.  Unless authority is withheld, all shares represented by proxies submitted pursuant to this solicitation (other than broker non-votes) will be voted in favor of electing as directors the nominees listed below for the terms indicated.  If any of these nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee selected by the Board, or the position may become vacant.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of Directors of each of the nominees named below.

NOMINEES

Name	Age	Principal Occupation	Director Since
Rolf A. Classon	70	Chairman of the Board of Hill-Rom	2002
John J. Greisch	60	President and Chief Executive Officer of Hill-Rom	2010
William G. Dempsey	64	Retired Executive Vice President, Global Pharmaceuticals, Abbott Laboratories	2014
James R. Giertz	58	Executive Vice President and Chief Financial Officer of H.B. Fuller Company	2009
Charles E. Golden	69	Retired Executive Vice President and Chief Financial Officer of Eli Lilly and Company	2002
William H. Kucheman	66	Former Interim Chief Executive Officer of Boston Scientific Corp.	2013
Ronald A. Malone	61	Retired Chief Executive Officer of Gentiva Health Services, Inc.	2007
Eduardo R. Menascé	70	Retired President, Enterprise Solutions Group, Verizon Communications	2004
Stacy Enxing Seng	51	Former President, Vascular Therapies, Covidien	2015

ROLF A. CLASSON

Mr. Classon became Chairman of the Board of Hill-Rom in 2006. He served as Interim President and Chief Executive Officer of Hill-Rom from May 2005 until March 2006 and as Vice Chairman of the Board from December 2003 until his election as Interim President and Chief Executive Officer.  From 2002 to 2004, Mr. Classon served as Chairman of the Executive Committee of Bayer Healthcare AG, the healthcare division of Bayer AG, a global healthcare and chemicals company, and, from 1995 to 2002, Mr. Classon served as President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics’ Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1990, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B.’s Hospital Products Division. Mr. Classon serves as a director of Fresenius Medical Care, Tecan Group and Catalent, Inc., and served as a director of Auxilium Pharmaceuticals, Inc. through 2015.

Mr. Classon has extensive experience in the health care industry, including positions in management and on the boards of several companies. His service as a senior officer in numerous international corporations brings an extensive breadth of knowledge and valuable insight to the Board.

JOHN J. GREISCH

Mr. Greisch was elected President & Chief Executive Officer of Hill-Rom effective January 8, 2010. Mr. Greisch was most recently President International Operations for Baxter International, Inc., a position he held since 2006. During his seven year tenure with Baxter, he also served as Baxter's Chief Financial Officer and as President of Baxter's BioScience division. Before his time with Baxter, he was President & CEO for FleetPride Corporation in Deerfield, Ill., an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation in Lisle, Ill., a leading global engineered materials and industrial equipment supplier, including serving as President of the company's Materials Handling Group. Mr. Greisch currently serves on the Board of Directors for Actelion Ltd, and AdvaMed. Additionally, he is on the Board of Directors for Ann & Robert H. Lurie Children's Hospital of Chicago.

As the CEO of Hill-Rom, Mr. Greisch brings valuable multinational experience with multiple roles in a major public healthcare company, including as Chief Financial Officer, as well as operational insights and business knowledge to the Board.

WILLIAM G. DEMPSEY

William Dempsey has served as a director of Hill-Rom since 2014.  Mr. Dempsey previously held various executive positions with Abbott Laboratories from 1982 until 2007, including, Executive Vice President of Global Pharmaceuticals from 2006, Senior Vice President of Pharmaceutical Operations from 2003 and Senior Vice President of International Operations from 1999.  He currently serves as a director of Landauer Inc., and was on the board of Nordion, Inc. through 2014 and Hospira, Inc., through 2015. He has previously served as Chairman of the International Section of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as Chairman of the Accelerating Access Initiative a cooperative public-private partnership of UNAIDS, the World Bank, and six research-based pharmaceutical companies.  He is a member of the Salvation Army Advisory Board in Chicago and the Board of Trustees for the Guadalupe Center in Immokalee, Florida.

Mr. Dempsey has extensive experience in the health care industry, including positions in management and on the boards of several companies.  In addition, his international operations experience and his service as a senior officer at a large company makes him highly qualified to serve on the board.

JAMES R. GIERTZ

Mr. Giertz has served as a director of Hill-Rom since 2009. He has been Executive Vice President and Chief Financial Officer of H.B. Fuller Company, St. Paul, Minnesota, since March 2008.  Prior to joining H.B. Fuller, he served as Senior Managing Director, Chief Financial Officer and, for several months in 2007 a director, of Residential Capital, LLC, one of the largest originators, servicers and securitizers of home loans in the United States.  Prior to that, he was Senior Vice President of the Industrial Products division, and Chief Financial Officer of Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts.  In addition, Mr. Giertz served as assistant treasurer of the parent company at General Motors, and also held several international treasury positions in Canada and Europe. Mr. Giertz also serves on the Board of the Junior Achievement of the Upper Midwest and the Board of Regents of Concordia University of St. Paul.

Mr. Giertz has extensive experience in financial statement preparation and accounting, and operations, and his service as a senior officer in large corporations brings knowledge and valuable insight to the Board.  In addition, his international experience is a valuable asset to the Board.

CHARLES E. GOLDEN

Mr. Golden has served as director of Hill-Rom since 2002. He served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. He is currently on the board of Eaton Corporation PLC, and was formerly on the boards of Unilever NV/PLC through 2014. He also serves as a director of the Lilly Endowment and Indiana University Health.

Mr. Golden has a comprehensive knowledge of both U.S. GAAP and IFRS, has extensive experience in financial statement preparation, accounting, corporate finance, risk management and investor relations both in the U.S. and Europe. His significant financial healthcare experience brings valuable financial and operations rigor and insight to the Board.

WILLIAM H. KUCHEMAN

Mr. Kucheman has served as a director of Hill-Rom since 2013.  He previously served as interim Chief Executive Officer for Boston Scientific Corp.  Before being named interim CEO in October 2011, he was Executive Vice President and President of the Cardiology, Rhythm and Vascular (CRV) Group of Boston Scientific.  He joined the Company in 1995 as a result of Boston Scientific’s acquisition of SCIMED Life Systems, Inc., becoming Senior Vice President of Marketing.  In this role, Mr. Kucheman was responsible for global marketing. He has served on several industry boards, including the board of directors of the Global Health Exchange and on the boards of several non-public companies.

Mr. Kucheman’s executive experience with invasive medical devices, including FDA regulation, commercialization process, government reimbursement, and clinical marketing, makes him highly qualified to serve on the Board.

RONALD A. MALONE

Mr. Malone has served as a director of Hill-Rom since 2007. He served as Chairman of the Board of Gentiva Health Services from 2002 to 2011, as Chief Executive Officer from 2002 through 2008, and as a director through 2012.  He joined Gentiva in 2000 as Executive Vice President and President of Gentiva’s Home Health Division.  Prior to joining Gentiva, he served in various positions with Olsten Corporation including Executive Vice President of Olsten Corporation and President, Olsten Staffing Services, United States and Canada.  He is a director of Capital Senior Living, Inc., a former director of the National Association for Home Care & Hospice and a former director and chairman of the Alliance for Home Health Quality and Innovation.

Mr. Malone has an intimate knowledge of the home health industry and expertise in the legislative and regulatory landscape affecting healthcare companies.  In addition, his experience as an officer of other health care companies provides the Board with valuable operational experience.

EDUARDO R. MENASCÉ

Mr. Menascé has served as a director of Hill-Rom since 2004. He is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc. Prior to Verizon, he was the President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000, and also held senior positions at CANTV in Venezuela, Wagner Lockheed and Alcatel in Brazil, and GTE Lighting in France. Mr. Menascé currently serves on the Boards of Directors of Pitney Bowes Inc., John Wiley & Sons, Inc. and Hillenbrand, Inc., and formerly served on the board of KeyCorp.  Mr. Menascé is a Co-Chairman of The Taylor Companies, a privately held global investment bank which specializes exclusively in mergers, acquisitions and divestitures. He is also a member of the Board of Directors of Daybreak, a non-profit charitable organization focused on funding research for rare genetic diseases.

Mr. Menascé has broad experience as a former senior executive responsible for a significant international operation of a public company. This operational experience and his experience on other public company boards all provide the Board with valuable insight.

STACY ENXING SENG

Ms. Enxing Seng has served as director of Hill-Rom since 2015.  She is the former President, Peripheral Vascular of Covidien from 2012 to 2014, and Executive in Residence for Covidien in 2014.  Prior to that, she was President, Vascular Therapies, of Covidien from 2010 to 2012.  Ms. Enxing Seng joined Covidien in 2010 through the $2.6B acquisition of ev3 Incorporated, where she was a founding member and executive officer responsible for leading their Peripheral Vascular division from 2001 to 2010.  Prior to that, she held positions of increasing responsibility with SCIMED, Boston Scientific, American Hospital Supply and Baxter.  Ms. Enxing Seng currently serves on the boards of Sonova Holding AG, Solace Therapeutics, and Spirox, Inc., and was formerly on the boards of FIRE 1 Medical Incubator and CV Ingenuity.

Ms. Enxing Seng has broad experience as a former senior executive responsible for a world-wide business unit of a major medical device company.  In addition, she has significant experience as a co-founder of a successful medical device start-up.  Her operational experience at a large medical device company, combined with her broad scope experience gained from her role as a co-founder of a medical device company, provide the Board with valuable insights across marketing, sales, innovation and a variety of other medical device related areas.

Proposal No. 2 – Non-Binding Vote on Executive Compensation

We hold an annual non-binding vote on Executive Compensation each year.  Accordingly, we are presenting to our shareholders the following resolution for their annual vote (on a non-binding basis):

“RESOLVED, that the shareholders of Hill-Rom Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers and the overall compensation policies and procedures employed by Hill-Rom, disclosed pursuant to Item 402 of Regulation S-K, and described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.”

As described under “Compensation Discussion and Analysis” beginning on page 31, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success, while aligning compensation with the interests of our shareholders and ensuring accountability and transparency.  Consistent with the philosophy, a significant majority of the total compensation opportunity for each of our named executive officers is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” the approval of this resolution.

Proposal No. 3 – Non-Binding Vote on Frequency of Shareholder Vote on Executive Compensation

In addition to providing shareholders with the opportunity to cast a non-binding advisory vote on executive compensation, Section 14A of the Securities Exchange Act of 1934 requires that the Company not less frequently than every 6 years provide shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The last such vote occurred at the 2011 Annual Meeting of Shareholders. We are presenting to our shareholders the following resolution for their vote (on a non-binding basis):

“RESOLVED, that the shareholders of the Company determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement is:

Choice 1 – every one year;
Choice 2 – every two years;
Choice 3 – every three years; or
Choice 4 – abstain from voting.”

The Board continues to believe that a frequency of “every year” for the non-binding advisory vote on executive compensation is the most appropriate and in the best interests of the Company’s shareholders.

Although this advisory vote on the frequency of the vote on executive compensation is non-binding, the Board and the Nominating/Corporate Governance Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you vote “Choice 1 – every one year” for the frequency of the non-binding advisory shareholder vote on executive compensation.

Proposal No. 4 – Reauthorization of the Hill-Rom Holdings, Inc. Short-Term Incentive Compensation Plan

The Hill-Rom Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”) provides for awards to officers of Hill-Rom which are based on the attainment of specified performance goals or objectives.  The STIC Plan was originally approved by the shareholders at our 2011 annual meeting.  Hill-Rom is requesting reauthorization of the STIC Plan so that awards under the STIC Plan will continue to be considered “performance-based” under Section 162(m) of the Internal Revenue Code.

Section 162(m) generally precludes a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives.  These executives are the company’s chief executive officer and the three other most highly paid executives, other than the chief financial officer.  This restriction is subject to an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to these named executive officers must be disclosed to and approved by shareholders before any compensation is paid to them.  Shareholders last approved the STIC Plan, including the material terms of the performance goals, at the 2011 annual meeting.  Section 162(m) requires that if the targets under the performance goals can be changed, the material terms of the performance goals must be reapproved by shareholders every five years in order to retain qualification under Section 162(m).

The material terms of the performance goals that must be approved for purposes of Section 162(m) include: (i) the individuals eligible to receive the compensation; (ii) a description of the business criteria on which the performance goals are based; and (iii) the maximum amount of compensation that can be paid to an individual under the performance goals.  Each of these material terms is described below.

The following is a summary of the material features of the STIC Plan.

Purpose

The purposes of the STIC Plan are to:

•	provide us flexibility to attract, motivate and retain the services of participants who make significant contributions to our success, and to allow participants to share in our success;

•	optimize our profitability and growth through incentives which are consistent with our goals and which link the performance objectives of participants to those of our shareholders; and

•	provide participants with an incentive for excellence in individual performance.

Eligibility

Officers of Hill-Rom are eligible to participate in the STIC Plan. The Compensation and Management Development Committee is empowered to determine the specific participants in the STIC Plan, and has designated the members of our executive leadership team, including our continuing Named Executive Officers, as participants in the STIC Plan for our 2016 fiscal year.

Administration

The STIC Plan is administered by the Compensation and Management Development Committee, which has sole responsibility for determining the participants, establishing performance objectives, setting award targets and determining award amounts, as allowed by the STIC Plan.

Performance Objectives

The STIC Plan’s performance objectives are determined with reference to “EBITDA”, as such term is specifically defined in the STIC Plan.  The STIC Plan defines “EBITDA” to mean, for each relevant fiscal year (the “Performance Period”), Hill-Rom’s earnings before interest, taxes, depreciation and amortization as reported in Hill-Rom’s audited consolidated financial statements for the Performance Period, with such adjustments for such Performance Period as the Compensation and Management Development Committee may provide for prior to the commencement thereof, or at such later time as may be permitted by applicable provisions of the Internal Revenue Code (which adjustments may include effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as identified in the financial statements, notes to the financial statements or management’s discussion and analysis).

Awards

The maximum amount payable for any fiscal year is:

*Chief Executive Officer:  2% of as-adjusted EBITDA for the Performance Period

*Other Officers:  1% of as-adjusted EBITDA for the Performance Period

When making awards to participants under the STIC Plan, the Compensation and Management Development Committee has the discretion to reduce, but not increase, such awards. The Compensation and Management Development Committee expects to continue to take into account the same metrics used to make awards under the STIC Plan in previous years when exercising such discretion, and that target payouts will remain unchanged from fiscal year 2015 for our Named Executive Officers.  See “Executive Compensation” for additional details on these metrics.

Amendment or Modification

Our Board may modify, amend, suspend or terminate the STIC Plan, provided that no amendment that would require the consent of the shareholders of Hill-Rom pursuant to Section 162(m) of the Internal Revenue Code, New York Stock Exchange listing rules or the Securities Exchange Act of 1934, or any other applicable law, rule or regulation, shall be effective without such consent. However, no modification may, without the consent of the participant, reduce the right of a participant to a payment or distribution to which the participant is entitled by reason of an outstanding award allocation.

Should the shareholders not reauthorize the STIC Plan, no awards will be made under the STIC Plan for the 2016 fiscal year. In such case, however, the Compensation and Management Development Committee will consider other alternatives.

The Board of Directors recommends that you vote “FOR” the reauthorization of the Hill-Rom Holdings, Inc. Short-Term Incentive Plan.

Proposal No. 5 – Reauthorization of the Hill-Rom Holdings, Inc. Stock Incentive Plan

The Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) provides for awards relating to the Company’s common stock to employees, officers and directors of Hill-Rom.  Awards may be in the form of stock options, stock appreciation rights, restricted stock, deferred stock or bonus stock.  The Stock Incentive Plan was originally approved by the stockholders at our 2002 annual meeting, and an amendment to the Stock Incentive Plan was approved at our 2009 annual meeting.  Hill-Rom is requesting reauthorization of the Stock Incentive Plan so that certain awards under the Stock Incentive Plan will continue to be considered “performance-based” under Section 162(m) of the Internal Revenue Code.  Hill-Rom is not proposing any changes to the Stock Incentive Plan, nor is Hill-Rom proposing to increase the shares authorized by the plan.

As explained under Proposal No. 4 above, Section 162(m) generally precludes a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives but provides an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to these named executive officers must be disclosed to and approved by shareholders before any compensation is paid to them.  Shareholders last approved an amendment to the Stock Incentive Plan at the 2009 annual meeting.

The material terms of the performance goals that must be approved for purposes of Section 162(m) include: (i) the individuals eligible to receive the compensation; (ii) a description of the business criteria on which the performance goals are based; and (iii) the maximum amount of compensation that can be paid to an individual under the performance goals.  Each of these material terms is described below.

The following is a summary of the material features of the Stock Incentive Plan.

Shares

Shares awarded under the Stock Incentive Plan may be authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a stock appreciation right for cash or the payment of any award in cash shall not count against the Stock Incentive Plan’s share limit. To the extent a stock option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award will be available for future awards under the Stock Incentive Plan. In addition, shares surrendered to the Company in payment of the option price or withheld by the Company to satisfy the award holder’s tax liability with respect to an award will count against the share limit.

Administration

The Stock Incentive Plan is administered with respect to awards to employees by either the full Board or a committee of the Board, and with respect to awards to non-employee directors, by the full Board. (The Board or Committee so acting is referred to in this description as the “Administrator.”) The Administrator is authorized to, among other things, grant and set the terms of awards under the Stock Incentive Plan; amend such awards (other than in a manner that would constitute a repricing); waive compliance with the terms of such awards; interpret the terms and provisions of the Stock Incentive Plan and awards granted under it; adopt administrative rules and practices governing the Stock Incentive Plan; and make all factual and other determinations needed for administration of the Stock Incentive Plan. The terms of an award under the Stock Incentive Plan may vary from participant to participant.

Eligibility

Awards under the Stock Incentive Plan may be made by the Administrator, in its discretion, to all employees, officers, and directors of the Company and of any entity which is more than 50% owned, directly or indirectly, by the Company. As a result of such eligibility, each executive officer and director has an interest in the proposal to approve the amendment of the Stock Incentive Plan. Awards may also be made to prospective employees, officers, and directors, to become effective only upon their commencement of employment or service. Generally, awards under the Stock Incentive Plan are made only to senior employees, of whom there were approximately 130 as of the record date, and to non-employee directors, of whom there were 8 as of the record date. However, awards also can be made under the plan to other employees, of whom there were approximately 10,000 as of the record date. Award recipients are selected by the Administrator, in its sole discretion, from among those eligible. Under the Stock Incentive Plan, as amended, the maximum number of shares which may be subject to awards granted to an employee in any fiscal year will be 500,000 shares of common stock with respect to the aggregate of stock options and stock appreciation rights, and an additional 250,000 shares with respect to the aggregate of restricted stock, deferred stock, and bonus stock awards.

Discretionary Awards

The Stock Incentive Plan authorizes the Administrator to grant awards to employees, including officers, and non-employee directors on such terms as it may determine in its sole discretion. Awards may be granted alone or in tandem with other types of awards under the Stock Incentive Plan. A summary of the types of awards available under the Stock Incentive Plan is set forth below.

1. Stock Options. Incentive stock options (“ISOs”) and non-qualified stock options may be granted for such number of shares of common stock as the Administrator determines. A stock option will be exercisable and vest at such times, over such term and subject to such terms and conditions as the Administrator determines, at an exercise price determined by the Administrator (ISOs are subject to restrictions as to exercise period and price as required by the Internal Revenue Code and may be granted only to employees). Payment of the exercise price may be made in such manner as the Administrator may provide, including cash, delivery of shares of common stock already owned, broker-assisted “cashless exercise,” or any other manner determined by the Administrator. The Administrator may provide that the stock options will be transferable. Upon an optionee’s termination of service, the option will be exercisable to the extent determined by the Administrator, either in the initial grant or an amendment thereto. The Administrator may provide that an option which is outstanding on the date of an optionee’s death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would have expired earlier under its terms.

2. Stock Appreciation Rights (“SARs”). Upon the exercise of a SAR, the Company will pay to the holder in cash, common stock or a combination thereof (the method of payment to be at the discretion of the Administrator), an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the common stock on the date of SAR grant, multiplied by the number of SARs being exercised. The Administrator may also grant “limited SARs” that will be exercisable only within the 60 days after a “Change in Control” of the Company (as defined in the Plan). The Administrator may provide that in the event of a Change in Control, SARs or limited SARs will be paid on the basis of the “Change in Control Price” (as defined in the Plan).

3. Restricted Stock. Restricted stock is stock which has been issued, subject to forfeiture. In making an award of restricted stock, the Administrator will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock (i.e., the point at which it becomes non-forfeitable) may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, the attainment of specific performance goals, or such other criteria as the Administrator may determine. During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Administrator. The certificate evidencing the restricted stock will be registered in the holder’s name, although the Administrator may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Administrator, upon the termination of the award holder’s service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be forfeited and the Administrator may provide that any purchase price paid by the holder, or an amount equal to the restricted stock’s fair market value on the date of forfeiture, if lower, shall be paid to the holder. During the restricted period, the holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Administrator. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Administrator.

4. Deferred Stock. A deferred stock award represents the Company’s agreement to deliver shares of common stock (or their cash equivalent) at a specified future time. Such delivery may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other criteria as the Administrator may determine, or may provide for the unconditional delivery of shares (or their cash equivalent) on the specified date. In making an award of deferred stock the Administrator will determine the period during which receipt of the common stock will be deferred, and the period, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. At the end of the deferral period, and assuming the satisfaction of any condition(s) to vesting of the award, the award will be settled in shares of common stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Administrator. During the deferral period set by the Administrator, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the deferred stock award has vested, the award will be forfeited, except as may be provided by the Administrator. Deferred stock will carry no voting rights until such time as shares of common stock are actually issued. The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a deferred stock award.

5. Bonus Stock. A bonus stock award is a grant of stock to the recipient without payment of money, or the sale of stock at a discounted price. The Administrator may condition the award of bonus stock upon the attainment of specified performance objectives or upon such other criteria as the Administrator may determine. However, once the shares are issued, they are not subject to vesting conditions.

Performance Awards

The Administrator may designate any awards under the Stock Incentive Plan as “Performance Awards” which are intended to be granted and administered in a manner which would qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Either the granting or vesting of a Performance Award will be subject to the achievement of performance objectives specified by the Administrator. The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company on a consolidated basis and/or to a business unit, and which the Administrator may use either as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

Although the Administrator generally has the power to amend awards and to waive conditions to the vesting of awards, this power may be exercised with respect to Performance Awards only to the extent that it would not cause the award to fail to qualify under Section 162(m).

Deferrals of Awards

The Administrator may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event, upon such terms as are determined by the Administrator.

Change in Control Provisions. If there is a Change in Control of the Company, unless otherwise determined by the Administrator, all stock options and SARs which are not then exercisable will become fully exercisable and vested; the restrictions and vesting conditions applicable to restricted stock and deferred stock will lapse and such shares and awards will be deemed fully vested; and the Administrator, in its sole discretion, may accelerate the payment date of all restricted stock and deferred stock. Unless the Administrator provides otherwise, to the extent the cash payment of any award is based on the fair market value of common stock, such fair market value shall be the Change in Control Price. A “Change in Control” is defined in the Plan in the same manner as in the Change in Control Agreements with the named executive officers. (See “Executive Compensation — Compensation Discussion and Analysis” below.) The “Change in Control Price” is generally the highest price per share paid for the Company’s common stock in the open market or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control.

Amendment

The Stock Incentive Plan is of unlimited duration. The Stock Incentive Plan may be discontinued or amended by the Board of Directors, except that no amendment or discontinuation may adversely affect any outstanding award without the holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy stock exchange or regulatory requirements.

Adjustment

In the case of certain changes in the Company’s structure affecting the common stock such that the Board determines that an adjustment is appropriate, in order to prevent dilution or enlargement of benefits, the Board will, in a manner as it deems equitable, adjust any or all of the number of shares reserved under the Stock Incentive Plan, and the number of shares as to which awards can be granted to any individual in any fiscal year. In the case of certain changes in the Company’s structure affecting the common stock subject to an award outstanding under the Stock Incentive Plan, the Board will appropriately and equitably adjust the number and kind of shares or other securities subject to the Stock Incentive Plan or subject to awards then outstanding under the Stock Incentive Plan and the exercise prices so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price. In addition, upon certain corporate transactions the Board may, in its discretion, (1) accelerate the vesting and/or payment date of awards, (2) cash-out outstanding awards, (3) provide for the assumption of outstanding awards by a surviving or transferee company, (4) provide that in lieu of shares of Company common stock, the award recipient will be entitled to receive the consideration he would have received for such shares in the transaction (or the value of such consideration in cash), and/or (5) require stock options to be either exercised prior to the transaction or forfeited.

Certain Federal Income Tax Consequences

The following is a summary of certain federal income tax aspects of stock options which may be awarded under the Stock Incentive Plan based upon the laws in effect on the date hereof.

Non-Qualified Stock Options. No income is recognized by the optionee at the time a non-qualified option is granted. Upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

Incentive Stock Options. An optionee generally will not recognize income upon the exercise of an Incentive Stock Option during the period of his/her employment with the Company or one of its subsidiaries or within three months after termination of employment. (The optionee also will not recognize income upon the exercise of an Incentive Stock Option within 12 months after the optionee’s termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee’s death). However, the “spread” between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an Incentive Stock Option after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.

If the optionee holds the shares received throughout the “ISO holding period,” which is both the two-year period after the ISO was granted and the one-year period after the exercise of the ISO, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the ISO holding period, the disposition is a “disqualifying disposition” which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or director recognizes ordinary income from awards under the Stock Incentive Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Internal Revenue Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as “performance based” under Section 162(m) of the Internal Revenue Code.

Should the shareholders not reauthorize the Stock Incentive Plan, no awards will be made under the Stock Incentive Plan for the 2016 fiscal year. In such case, however, the Compensation and Management Development Committee will consider other alternatives.

The Board of Directors recommends that you vote “FOR” the reauthorization of the Hill-Rom Holdings, Inc. Stock Incentive Plan.

Proposal No. 6 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2016.  Representatives from PwC will be present at the annual meeting with an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Audit Committee has adopted a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate and has adopted guidelines that non-audit related services, should not exceed the total of audit and audit related fees.  During fiscal 2015, PwC’s fees for non-audit related services fell within these guidelines.

The following table presents fees for professional services rendered by PwC for the audit of our annual consolidated financial statements for the years ended September 30, 2014 and 2015, and fees billed for other services rendered by PwC during those periods.

	2014	2015
Audit Fees (1)	$2,783,900	$3,618,840
Audit-Related Fees (2)	--	$6,100
Tax Fees (3)	$355,732	$688,268
All Other Fees (4)	$146,800	$122,000
Total	$3,286,432	$4,435,208

1)
Audit Fees were billed by PwC for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, along with the review and audit of the application of new accounting pronouncements, SEC releases, acquisition accounting, statutory audits of European and other foreign entities, and accounting for unusual transactions.

2)
Audit-Related Fees were billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including attestation services that are not required by statute or regulation.

3)	Tax Fees were billed by PwC for professional services rendered for tax compliance, tax advice and tax planning.

4)	All Other Fees were fees billed by PwC for all other products and services provided to us.

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Hill-Rom’s independent registered public accounting firm.

Corporate Governance

Board Leadership

The Board is currently led by our non-executive independent Chair, Mr. Classon. The Board has determined that the leadership of the Board is best conducted by an independent Chair. This allows the Chair to provide overall leadership to the Board in its oversight function, while the Chief Executive Officer, Mr. Greisch, provides leadership with respect to the day-to-day management and operation of our business.  We believe the separation of the offices allows Mr. Classon to focus on managing Board matters and allows Mr. Greisch to focus on managing our business.  In addition, we believe the separation of the offices enhances the objectivity of the Board in its management oversight role.

Executive sessions (meetings of independent directors without management present) are held regularly at the beginning and end of Board meetings, and, depending on directors’ desire, from time to time during Board and committee meetings.  The Chair generally presides at executive sessions of non-management directors.

Board’s Role in Strategic Planning and Oversight of Risk Management

The Board is responsible for directing and overseeing the management of Hill-Rom’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board sets strategic direction and priorities for the Company, approves the selection of the senior management team and oversees and monitors risks and performance. At Board meetings during the year, members of senior management review their organizations and present their long-range strategic plans to the Board, and at the start of each fiscal year, the Board reviews and approves the Company’s operating plan and budget for the next year.

A fundamental part of setting Hill-Rom’s business strategy is the assessment of the risks Hill-Rom faces and how they are managed. Senior management meets regularly to review and discuss the Company’s top enterprise risks.  The output of these meetings is provided and discussed at each Board meeting.  In addition, the Board, the Nominating/Corporate Governance, and the Audit Committees meet regularly throughout the year with our financial and treasury management teams and with our Chief Compliance Officer, Vice President, Internal Audit and Chief Legal Officer to assess the financial, legal, compliance, and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies.  These regular meetings enable the Board to exercise its ultimate oversight responsibility for Hill-Rom’s risk management processes.

In addition, the Compensation and Management Development Committee assesses Hill-Rom’s compensation structure on a regular basis to appropriately align risks and incentives for our executive management.  See “Compensation Discussion and Analysis” at page 31 for additional information.

Communications with Directors

Shareholders of Hill-Rom and other interested persons may communicate with the Chair of the Board, the chairs of Hill-Rom’s committees of the Board, or the non-management directors of Hill-Rom as a group by sending an email to investors@hill-rom.com.  The email should specify the intended recipient.

Director Attendance at Annual Meeting

Hill-Rom does not have a formal policy regarding director attendance at its annual meetings of shareholders, but Hill-Rom’s directors generally do attend the annual meetings.  The Chair of the Board presides at the annual meeting of shareholders, and the Board holds one of its regular meetings in conjunction with the annual meeting of shareholders.  All continuing members of the Board at the time of our 2015 annual meeting of shareholders attended that meeting in person.

Corporate Governance Standards and Code of Ethics

The Board has adopted Corporate Governance Standards for the Board of Directors that provide the framework for the effective functioning of the Board of Directors.  In addition, the Board has adopted a Global Code of Conduct that applies to everyone who conducts business for and with Hill-Rom including all directors, officers, other employees of Hill-Rom suppliers and other business partners, and which constitutes a “code of ethics” within the meaning of Item 406 of the SEC’s Regulation S-K. The Board reviews, from time to time, and makes changes to the Global Code of Conduct based on recommendations made by the Audit Committee of the Board.  They are both available via the Investor Relations section of the Hill-Rom website at http://ir.hill-rom.com.

Determinations with Respect to Independence of Directors

The Board determines the independence for each member of the Board based on an annual evaluation performed and recommendations made by the Nominating/Corporate Governance Committee, consistent with the applicable rules of the New York Stock Exchange.

Based on these standards and all relevant facts and circumstances, the Board has determined that each of Rolf A. Classon, William G. Dempsey, James R. Giertz, Charles E. Golden, William H. Kucheman, Ronald A. Malone, Eduardo R. Menascé and Stacy Enxing Seng is independent, and that John J. Greisch is not independent.

Transactions with Related Persons

The Corporate Governance Standards for the Board require that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee.  The Corporate Governance Standards do not specify the standards to be applied by the Nominating/Corporate Governance Committee in reviewing transactions with related persons. However, we expect that in general the Nominating/Corporate Governance Committee will consider all of the relevant facts and circumstances, including: the benefits to us, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available for similar transactions with unrelated third parties.

Meetings, Committees and Position Specifications of the Board of Directors

During the fiscal year ended September 30, 2015, the Board held seven meetings.  During this period, no incumbent member of the Board attended fewer than 90% of the aggregate number of meetings of the full Board and the meetings of the committees on which he or she served, and our directors attended an average of 99% of the meetings of the Board and committees on which they served.  The Board has adopted position specifications applicable to members and nominees.  The specifications provide, in general, that a candidate must be of sound character, be an expert in his or her chosen field, be knowledgeable of Hill-Rom’s business (or be willing to become so) and have experience as an overseer of, and advisor to, senior management.  In addition, the particular skills and talents of any director nominee should positively contribute to the diversity of the various skills and talents of the Board as a whole.

The following table shows the composition of the committees of the Board, all of which operate pursuant to written charters:

Director	Audit Committee	Nominating/ Corporate Governance Committee	Compensation and Management Development Committee	Mergers and Acquisitions Committee
Rolf A. Classon (Board Chair) (I)		C		C
John J. Greisch				✓
William G. Dempsey (I)			✓
James R. Giertz (I)			✓
Charles E. Golden (I)	C	✓		✓
William H. Kucheman (I)	✓			✓
Ronald A. Malone (I)		✓	C	✓
Eduardo R. Menascé (I)	✓
Stacy Enxing Seng (I)			✓
Number of Meetings in FY 2015	9	6	6	7

I = Independent Director
C = Committee Chair

The Audit Committee has general oversight responsibilities with respect to Hill-Rom’s financial reporting and controls, and legal, regulatory and ethical compliance.  It regularly reviews Hill-Rom’s financial reporting process, its system of internal control over financial reporting, legal and regulatory compliance and ethics, and internal and external audit processes.   Each member of the Audit Committee is independent under Rule 10A-3 of the SEC and NYSE listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter.  The Board of Directors has determined that each of Messrs. Golden, Kucheman, and Menascé is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation and Management Development Committee assists the Board in ensuring that the officers and key management of Hill-Rom are effectively compensated in a way that is internally equitable and externally competitive.  The Compensation and Management Development Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of Hill-Rom.

The Nominating/Corporate Governance Committee assists the Board in ensuring that Hill-Rom is operated in accordance with prudent and practical corporate governance standards, ensuring that the Board achieves its objective of having a majority of its members be independent in accordance with NYSE listing standards, and identifying candidates for the Board of Directors.  It also assists the Audit Committee with Hill-Rom’s non-financial compliance oversight.

The Mergers and Acquisitions Committee assists the Board in reviewing potential acquisition opportunities that Hill-Rom may have.

Nomination of Directors for Election

The Nominating/Corporate Governance Committee considers director candidates recommended by shareholders, and any such recommendations should be communicated to the Chair of the Nominating/Corporate Governance Committee in the manner described above in “Communications with Directors” and should be accompanied by substantially the same types of information as are required under Hill-Rom’s Code of By-laws for shareholder nominees.

Hill-Rom’s Code of By-Laws provides that nominations of persons for election to the Board of Directors of Hill-Rom may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of members of the Board of Directors at the meeting.  For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of Hill-Rom and any nominee must satisfy the qualifications established by the Board of Directors of Hill-Rom.   To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which Hill-Rom first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which Hill-Rom first makes public disclosure of the meeting date.  The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (v) the consent in writing of each nominee to serve as a director of Hill-Rom if so elected; and (vi) a description of the qualifications of such nominee to serve as a director of Hill-Rom.

Compensation and Management Development Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2015, the following directors served on the Compensation and Management Development Committee:  Ronald A. Malone, Rolf A. Classon (through March 2015), James R. Giertz, Stacy Enxing Seng and William G. Dempsey.  The Compensation and Management Development Committee had no interlocks or insider participation.

Availability of Governance Documents

Copies of Hill-Rom’s Corporate Governance Standards, Global Code of Ethical Business Conduct and Board committee charters are available at http://ir.hill-rom.com or in print to any shareholder who requests copies through Hill-Rom’s Investor Relations office.  Also available on Hill-Rom’s website are position specifications adopted by the Board for the positions of Chief Executive Officer and Chair of the Board of Directors and its committees, and other members of the Board of Directors.

Audit Committee Report

The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee under NYSE listing standards and SEC audit committee structure and membership requirements) and operates in accordance with a written charter adopted by the Board of Directors. The Board of Directors has determined that each of Messrs. Golden, Kucheman and Menascé is an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K of SEC.

Management is responsible for Hill-Rom’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  The independent registered public accounting firm is responsible for performing an integrated audit of Hill-Rom’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and the issuance of a report thereon.  The Audit Committee of the Board of Directors (the “Audit Committee”) has the responsibility to monitor and oversee these processes.

The Audit Committee meets separately at most regular committee meetings with management, the Vice President of Internal Audit and Hill-Rom’s outside independent registered public accounting firm. The Audit Committee believes that it is in the best interests of the shareholders to approve, subject to shareholder ratification, the appointment of Hill-Rom’s outside independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).  The Audit Committee also pre-approves all audit and non-audit services to be performed by the firm.   The independent firm, PwC, has been the independent registered public accounting firm used by Hill-Rom since 1985.

In accordance with SEC rules, audit partners are subject to rotation requirements that limit the number of years an individual partner may provide service to any company.  For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years.  The process for selection of Hill-Rom’s lead audit partner pursuant to this policy involves meetings between members of the Audit Committee and the candidates, as well as discussion and evaluation by the full Audit Committee and with Hill-Rom management.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.  Management represented to the Audit Committee that Hill-Rom’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  PwC discussed with the Audit Committee matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).  Management and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, current developments and best practices for audit committees.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence.  PwC informed the Audit Committee that it was independent with respect to Hill-Rom within the meaning of the securities acts administered by the SEC and the requirements of the PCAOB.  The Audit Committee discussed this finding, and also considered whether non-audit consulting services provided by PwC could impair the auditors’ independence and concluded that such services have not done so.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Hill-Rom’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

In addition, the Audit Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of Hill-Rom the certifications required to be given by such officers in connection with Hill-Rom’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.

Submitted by the Audit Committee Charles E. Golden (Chair) Eduardo R. Menascé William H. Kucheman

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of January 8, 2016  by:

•	each of our directors and our Named Executive Officers;
•	all of our directors and executive officers as a group; and
•	each person or entity that is known by us to be the beneficial owner of more than five percent of our common stock.

Our common stock is our only class of equity securities outstanding.  Except as otherwise noted in the footnotes below, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities.  None of the shares beneficially owned by our directors and executive officers are pledged as security.  The number of shares beneficially owned includes, as applicable, directly and/or indirectly owned shares of common stock, common stock shares underlying stock options that are currently exercisable or will become exercisable within 60 days from January 8, 2016, and deferred stock share awards (otherwise known as restricted stock units or RSUs) that are vested or will vest within 60 days from January 8, 2016.  Except as specified below, the business address of the persons listed is our headquarters, 180 N. Stetson Avenue, Two Prudential Plaza Suite 4100, Chicago, IL 60601.

Name of Beneficial Owner	Shares Owned Directly	Shares Owned Indirectly	Shares Under Options/RSUs Exercisable/ Vesting Within 60 Days	Total Number of Shares Beneficially Owned	Percent of Class
Directors and Named Executive Officers:
Rolf A. Classon	15,806	-	69,927	85,733	*
John J. Greisch	136,242	-	697,923	834,165	1.3%
William G. Dempsey	-	-	7,204	7,204	*
James R. Giertz	2,000	-	22,254	24,254	*
Charles E. Golden	6,464	-	49,000	55,464	*
William Kucheman	-	-	8,263	8,263	*
Ronald A. Malone	-	-	11,532	11,532	*
Eduardo R. Menascé	-	-	34,404	34,404	*
Stacy Enxing Seng	-	-	3,165	3,165	*
Susan R. Lichtenstein	27,217	-	124,490	151,707	*
Michael S. Macek	3,648	-	7,081	10,729	*
Alton E. Shader	21,116	-	38,912	60,028	*
Carlyn D. Solomon	-	-	8,964	8,964	*
Steven J. Strobel	-	-	5,322	5,322	*
All directors and executive officers as a group (19)	232,158	-	1,134,055	1,375,177	2.1%

Name of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Class
Other 5% Beneficial Owners:
Empire HRC, L.L.C. 4001 Tamiami Trail North Suite 250 Naples, FL 34103	5,895,517 (1)	10.4%

The Vanguard Group P.O Box 2600 Valley Forge, PA 19482	3,896,243 (2)	6.9%

BlackRock Institutional Trust Company, N.A. 400 Howard Street San Francisco, CA 94105	3,580,251 (3)	6.3%

* Less than 1% of the total shares outstanding.

(1)	This information is based solely on Schedule 13G filed by Empire HRC, L.L.C. with the SEC on September 15, 2015.

(2)	This information is based solely on Schedule 13F filed by The Vanguard Group with the SEC on November 12, 2015.

(3)	This information is based solely on Schedule 13F filed by BlackRock Institutional Trust Company, N.A. with the SEC on November 13, 2015.

Compensation Discussion and Analysis

Compensation and Management Development Committee Report

The Compensation and Management Development Committee of the Board of Directors of Hill-Rom Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015.

The Compensation and Management Development Committee

Ronald A. Malone (Chair)                   James R. Giertz
Stacy Enxing Seng                                William G. Dempsey

Contents of the Compensation Discussion and Analysis

Named Executive Officers	32
Key Fiscal 2015 Achievements	32
Goals of Our Compensation Program	33
Links Between Executive Compensation and Company Performance	33
Compensation of John Greisch, Our CEO	33
3 Year TSR Graph	34
Components of Mr. Greisch’s Compensation	34
At-Risk Pay	35
Key Governance Features Relating to Executive Compensation	36
Elements of Executive Compensation	36
Base Salary	37
Annual Cash Incentives	38
Long-Term Equity Awards	39
Retirement and Change-in-Control Agreements	42
Other Personal Benefits	43
Employment Agreements	43
Role of the Compensation and Management Development Committee	44
Peer Group and Survey Data	44
Peer Group Companies	45
Other Factors	45
Compensation Consultant	46
Risk Assessment	46

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes our compensation programs and how they apply to our Named Executive Officers (“NEOs”), comprising:

John J. Greisch	President and Chief Executive Officer
Susan R. Lichtenstein*	Senior Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary
Michael S. Macek**	Vice President, Treasurer and Former Interim Chief Financial Officer
Alton E. Shader	Senior Vice President and President Front Line Care
Carlyn D. Solomon	Chief Operating Officer
Steven J. Strobel	Senior Vice President and Chief Financial Officer

* Ms. Lichtenstein retired from the company in January 2016.
**Mr. Macek held the position of interim Chief Financial Officer at the start of fiscal year 2015 and stepped down as interim CFO when Mr.  Strobel assumed the position of Chief Financial Officer as of December 1, 2014.

Key Fiscal 2015 Achievements

In 2015, Hill-Rom:

•	Increased revenue 18%.

•	Grew adjusted EPS by 17% to $2.64.

•	Achieved a total stockholder return of over 27%. Over the last three years, our TSR has substantially outpaced both our peer group and the S&P 500, as shown by the graph on page 34.

•
Completed the acquisition of Welch Allyn for approximately $2B.  Through the acquisition of Welch Allyn, Hill-Rom expects to play an even greater role in improving patient care globally and achieving greater levels of efficiency and reducing healthcare costs for its customers. Combining Hill-Rom’s leading position in hospitals and operating rooms worldwide with Welch Allyn’s leading position in point of care diagnostics and testing will expand both companies’ ability to help healthcare providers focus on patient care solutions that improve clinical and economic outcomes.

•	Successfully integrated Trumpf Medical, which we acquired in 2014. Trumpf’s portfolio of surgical infrastructure solutions helped the company achieve its high organic growth rate.

•
Commercialized a number of new products, including the Compella™ Bariatric Bed, Hill-Rom’s latest advance in bariatric care, which streamlines workflow, delivers safe patient care and enhances patient dignity, along with the LikoGuard™ L/XL Overhead Lift System, which facilitates safe mobilization for patients up to 800 pounds/363 kg.   We also made product advances in our Surgical and Respiratory Care division, including acquiring an early-stage portable therapeutic device that provides chest physiotherapy (CPT), and obtaining exclusive distribution rights to the Thermedx FluidSmart™ System, a fluid management system used in minimally invasive gynecology, urology and arthroscopy surgical procedures.

•	Increased Hill-Rom’s dividend for the fifth consecutive year. In the last five fiscal years, Hill-Rom has returned over $525 million to shareholders by dividends and repurchases.

Goals of Our Compensation Program

Hill-Rom’s compensation program is designed to:

•	Align management’s interests with those of shareholders,
•	Motivate and incent employees to achieve superior results,
•	Provide clear accountability and reward for producing results,
•	Attract and retain superior talent, and
•	Ensure simplicity and transparency in compensation policies and programs.

Hill-Rom’s compensation program has generally targeted the 50th percentile of compensation paid by companies with which Hill-Rom competes for executive talent.  However, the Compensation and Management Development Committee believes that it is critical to retain flexibility in setting compensation when competing for the top executive talent necessary to grow Hill-Rom’s business and increase shareholder value, and has indicated that it will exceed this target when necessary.  In addition, because Hill-Rom utilizes performance-based compensation, in any given year total compensation can vary when pre-established business and/or personal criteria targets are exceeded or are not achieved.  Accordingly, a significant portion of our executives’ compensation is at risk and tied to the achievement of pre-established corporate financial objectives.

Links Between Executive Compensation and Company Performance

The 2015 say-on-pay resolution was approved by 71% of shares voted (excluding abstentions and non-votes).  The Hill-Rom Board’s Compensation and Management Development Committee assessed the vote and discussed the outcome at several meetings of the Committee. The Company has a policy of meeting with shareholders to listen to dissenting opinions when the opportunity arises, and encourages shareholder feedback.  The Committee uses this feedback in its assessment of each say on pay vote, and incorporates it into its decision making process.  Overall, the Committee believes the Company’s compensation policies and programs are effective, market-appropriate, and in line with shareholder expectations.   However, the Committee and management will continue to engage with shareholders and evaluate Hill-Rom’s pay programs.

Key components of our compensation program link compensation and performance:

•
Executive compensation is comprised of (1) base salary, (2) variable cash incentive awards (Short Term Incentive Compensation (“STIC”)) and (3) long-term, equity-based incentive awards (Long-Term Incentives (“LTI”)).

•	The Compensation and Management Development Committee generally targets total compensation at the 50th percentile of compensation paid by our peer group.

•	Our variable cash incentive award was based on two metrics in fiscal 2015: revenue and adjusted earnings per share. These same metrics will be used in fiscal 2016, along with operating cash flow.

•	As shown below, the significant majority of our CEO’s compensation is tied to company performance.

Compensation of John Greisch, Our CEO

While our Compensation and Management Development Committee works to align the pay of all of our executives to the interests of our shareholders, the Committee believes that it is especially important in the case of our Chief Executive Officer, John Greisch.  Accordingly, the Compensation and Management Development Committee has selected a mix of pay for Mr. Greisch which is weighted towards annual bonuses and long-term equity based compensation.  Approximately 85% of Mr. Greisch’s annual target total pay opportunity is at-risk, including almost 70% derived from long term equity awards.  The Compensation and Management Development Committee believes that it is critical that Mr. Greisch’s compensation is substantially related to shareholder return, thereby aligning his interests to those of the shareholders to enhance stockholder value.

The Committee believes that it has successfully aligned Mr. Greisch’s compensation to stockholder returns, as shown by the stockholder returns graph below. Hill-Rom has substantially outpaced both our peer group and the S&P 500 over the last three years.  A hypothetical investment of $100 on October 1, 2012 would have returned $186 if invested in Hill-Rom, as compared to only $133, in the case of the S&P 500, and $144, in the case of our peer group.  This strong performance placed Hill-Rom’s TSR in the 69th percentile of our peer group over the last three fiscal years.  Because of this strong performance, the Fiscal Year 2013 Performance Share Unit (PSU) grants vested on September 30, 2015 at a level of 160% of target achievement, again demonstrating pay for performance alignment in our compensation program.  Due to the award agreement language for the FY 2013 PSU grants, the Compensation and Management Development Committee was required to approve any additional award of shares in excess of the target grant amount if the target performance (60th percentile TSR) was exceeded. In keeping with the original design of the plan, the Committee approved such award in excess of the target amount.  Therefore, based on the Hill-Rom’s relative TSR performance, the shares earned in excess of 100% were approved in September 2015, and disclosed as new awards for FY 2015 compensation in the summary compensation table below.  The PSU award agreements were changed beginning in FY 2014 to eliminate the need for additional action on the part of the Compensation and Management Development Committee in the event of above-target achievement. For additional discussion of our equity incentive program, please see the section titled “Long Term Equity Awards” on page 39.

Components of Mr. Greisch’s Compensation

The components of Mr. Greisch’s pay are as follows:

•
Base salary in 2015 of $1M.  This amount was increased for 2016 by 3% in November 2015 in line with the other employees of Hill-Rom, and the other Named Executive Officers.  The Compensation and Management Development Committee believed this annual increase was both reasonable and in line with industry standards.

•
Fiscal Year 2015 STIC payout of $1.1M, as further explained on page 38, was paid out at a level of 102% of target.  This payout was in line with the Company’s STIC targets, and was in excess of 100% of target due to the Company's strong performance in 2015.  However, the Committee determined that it would not apply any personal modifier which would increase or decrease Mr. Greisch’s STIC payout, so as to directly align it to company performance.

•
A base Fiscal Year 2015 LTI award of $4.5M, comprised of 50% PSUs, 25% Options, and 25% RSUs. This award was determined by multiplying Mr. Greisch’s base compensation in FY 2015 by his LTI target award of 450%.

•
As discussed previously, in addition to this base award, recipients of the FY 2013 PSU grant received an additional grant of shares on September 30, 2015 which was made due to the Company's TSR for the FY 2013-2015 period being at the 69th% of its peer group, which resulted in a payout of 160% of target.  This additional grant totaled $2.2M in the case of Mr. Greisch.

•
In Fiscal Year 2016, the Compensation and Management Development Committee increased Mr. Greisch’s LTI target to 475%, from 450%.  The Committee based this change on market data provided by our external compensation consultant, and felt this change was an appropriate method to continue to align Mr. Greisch’s incentives with long-term shareholder interests.

At-Risk Pay

The Compensation and Management Development Committee believes it is important to ensure that a meaningful portion of Mr. Greisch’s compensation is in the form of an annual bonus, based on the Company’s performance.  In FY 2015, the majority of Mr. Greisch’s cash compensation was in the form of an annual bonus paid under the company’s 162(m) bonus plan.  The amount of the bonus was $1.1M, which is the product of his annual salary, multiplied by his target cash bonus percentage of 110%, multiplied by the company’s performance of 102% under its annual cash bonus plan.  Notably, the Compensation and Management Development Committee did not apply any sort of positive “performance modifier” to Mr. Greisch’s annual bonus, so as to ensure the best possible alignment between his cash bonus and the Company’s performance.

In FY 2016, Mr. Greisch’s cash bonus target will comprise 16% of his target compensation.  Along with a 69% equity compensation target, 85% of Mr. Greisch’s FY 2016 compensation target will be at-risk, as shown by the chart below.

FY 2016 Target CEO Compensation Summary

Total Percentage of Compensation at Risk: 85%

Key Governance Features Relating to Executive Compensation

The Hill-Rom Board has instituted a number of corporate governance features related to executive compensation, which are highlighted below and described more fully later.

What We Do
We require significant stock ownership, including 6X base salary for our CEO, ensuring that executives are invested in Hill-Rom’s long-term success	We engage a fully independent compensation consultant
We have a 24 month clawback policy in place in the event of executive misconduct resulting in a material restatement in our financial statements	Our executives have at-will employment agreements
What We Don’t Do
We don’t re-price stock options or buy-back equity grants	We don’t provide for single-trigger change in control in executive employment agreements
We don’t provide any gross-ups for perquisites or excise taxes, such as 280G taxes in the event of a change of control, other than certain relocation expenses	We don’t allow executives to hedge or pledge their Hill-Rom stock under any circumstances

Elements of Executive Compensation

The major components of Hill-Rom’s executive officer compensation are summarized below:

Element	Purpose	Key Characteristics
Base Salary	Reflects each executive’s base level of responsibility, qualifications and contributions to the company	Fixed compensation that is reviewed and, if appropriate, adjusted annually
Variable Cash Incentive - STIC Award	Motivates our executives to achieve annual company objectives that the Board believes will drive long-term growth in shareholder value	This annual cash bonus is earned by achieving designated levels of cash flow, revenue and adjusted EPS; payouts may be adjusted for individual performance
Long-term, Equity Incentive - PSU Award	Motivates our executives by directly linking their compensation to the value of our stock relative to our peer group
The ultimate number of units earned is based on free-cash flow, as adjusted by our 3-year total shareholder return as compared to our custom peer group plus the companies that were included in the Morgan Stanley Health Care Index at the time of grant

Long-term, Equity Incentive - RSU Award	Motivates our executives by tying compensation to long-term stock appreciation; additionally, the time-vesting nature of the awards helps enable executive retention	Long-term restricted stock units vest on a three year cliff basis (other than certain sign-on awards)
Long-term, Equity Incentive - Stock Options	Motivates our executives by linking their compensation to appreciation in our stock price	Stock options vest 25% per year over a four year period

Base Salary

Hill-Rom provides senior management a base salary that is competitive and consistent with their positions, skill levels, experience, knowledge and length of service with Hill-Rom.  Base salary is intended to aid in the attraction and retention of talent in a competitive market and is generally targeted at the market median, although actual salaries may be higher or lower as a result of various factors, including those given above as well as individual performance, internal pay equity within Hill-Rom and the degree of difficulty in replacing the individual.

The base salaries of senior management are reviewed by the Compensation and Management Development Committee on an annual basis, generally during the first quarter of the fiscal year, as well as at the time of promotion or significant changes in responsibility.  Executives are eligible for base salary increases based on individual performance, as well as market benchmarking that helps the Compensation and Management Development Committee assess the Company’s competitiveness for talent. Individual performance is determined by use of an internal performance management system, which differentiates individual achievement. Market benchmarking is done via the Compensation and Management Development Committee’s independent consultant, as well as with reference to publicly reported compensation data. For fiscal year 2016, the Compensation and Management Development Committee granted the following increases which reflect the Committee’s assessment of the executives’ performance during the preceding year, as well as the Compensation and Management Development Committee’s consideration of market benchmarking for similarly placed executives:

Name	2014 Base Salary	2015 Base Salary	2015 Base Salary Increase	2016 Base Salary	2016 Base Salary Increase
John J. Greisch	$965,000	$1,000,000	3.6%	$1,030,000	3.0%
Susan R. Lichtenstein*	$453,614	$464,000	2.3%	N/A	N/A
Michael S. Macek**	$221,000	$252,000	13.9%	N/A	N/A
Alton E. Shader	$420,240	$450,000	7.1%	$464,000	3.0%
Carlyn D. Solomon***	N/A	$600,000	N/A	$630,000	5.0%
Steven J. Strobel***	N/A	$475,000	N/A	$489,000	3.0%
*Ms. Lichtenstein retired from the Corporation in January 2016.
**Mr. Macek stepped down as the interim CFO in November 2014, and will not be a named executive officer going forward.
***Neither Mr. Solomon nor Mr. Strobel were employees in Fiscal Year 2014.

Annual Cash Incentives

Overview.  All named executive officers participate in our Incentive Plan, which is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.  The Incentive Plan provides for a maximum award equal to 2.0% of our EBITDA (as adjusted) for our CEO and 1.0% for each other named executive officer.  However, in determining actual awards made under the plan, the Compensation and Management Development Committee has the discretion to, and has in the past, paid actual awards which are lower than the maximum awards.  The committee exercises this negative discretion by reference to the Company wide Short-Term Incentive Compensation Plan (the “STIC Plan”), which is discussed herein.  The objective of the STIC Plan is to provide a total level of cash compensation that involves the achievement of internal performance objectives, which take into consideration the competitive market median of total cash compensation.

Each named executive officer receives a target award that (1) is adjusted upwards or downwards based on achieving Company-wide targets, which set the STIC Funding Percentage, and (2) may be adjusted upwards or downwards based on individual targets and measures.

STIC Payment Calculation.  The final STIC Plan payment to any individual is calculated by multiplying (a) the STIC Funding Percentage by (b) the Individual STIC Performance by (c) the STIC Target Opportunity by (d) base salary.

STIC Funding Percentage.  Under the terms of the STIC Plan, the Compensation and Management Development Committee establishes a STIC Plan pool each year that is funded based upon the achievement of pre-established performance objectives.  The STIC Plan pool is generally funded at between 30% and 150% of aggregate target opportunities.

For fiscal year 2015, the targets and achievements (in millions, except per share data) were as follows:

STIC Targets and Achievement Calculation
	Threshold	Target	Maximum	Weight	Achieved	Achievement
Revenue*	$1,726	$1,918	$2,110	40%	$2,004	104%
Adjusted EPS*	$2.10	$2.48	$2.85	60%	$2.49/ $2.64**	101%
Total Weighted Average Achievement*						102%
*Adjusted for the impact of acquisitions and various one-time events (such as litigation settlements, changes in policies, and certain other unusual charges or benefits) from our as-reported financial results.  These amounts may differ from our reported adjusted numbers.
**Adjusted EPS as reported to investors was $2.64.  The difference between the reported number of $2.64 and the $2.49 used to calculate STIC relates to a number of items that were excluded from adjusted EPS as reported, but included in the STIC calculation, such as the financial impact of the additional shares of stock granted by the Compensation and Management Development Committee as a result of overachievement in our 2013 PSU grant, and the Welch Allyn acquisition.

The objectives are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year.  In addition, in order to encourage management to take actions in the best interests of Hill-Rom, the Compensation and Management Development Committee has the discretion to exclude nonrecurring special charges and amounts from the calculation of these targets.  At its November 2015 meeting, the Compensation and Management Development Committee reviewed the adjusted financial performance of Hill-Rom against the predetermined financial targets and determined that based on our performance in fiscal year 2015, the aggregate STIC Funding Percentage was 102%, demonstrating significant pay for performance alignment in our compensation program in a year in which we achieved a 27% TSR.  This STIC funding percentage was based on an Adjusted EPS of $2.49, as compared to $2.64 reported to our stockholders at the end of our fiscal year.  The difference between the reported number of $2.64 and the $2.49 used to calculate STIC relates to a number of items that were excluded from adjusted EPS as reported, but included in the STIC calculation, such as the financial impact of the additional shares of stock granted by the Compensation and Management Development Committee as a result of overachievement in our 2013 PSU grant.

Individual STIC Performance.  The Compensation and Management Development Committee uses its discretion to assess achievement of individual targets.  Such assessment yields an Individual STIC Performance modifier, which ranged from 80% to 125% in fiscal 2015 for our named executive officers.  The individual targets and measures are targets specific to the officer’s area of responsibility, such as sales, operating income, cash flow, and demonstrated management and leadership, as appropriate.

FY 2016 STIC Target Metrics.  In FY 2016, the Compensation and Management Development Committee altered the STIC target metrics to include Operating Cash Flow, along with Revenue and Adjusted EPS, which were used in FY 2015.   The committee made this change to increase management’s focus on cash flow generation, which it deemed particularly important as a driver of shareholder value, especially in light of the change in Hill-Rom’s capital structure following the Welch Allyn acquisition.

STIC Target Metrics.  The target metrics used to determine STIC payouts for FY2015 and FY2016 are shown in the table below:

STIC Target Metrics

	FY 2015	FY 2016
Revenue	40%	25%
Adjusted EPS	60%	50%
Operating Cash Flow	N/A	25%

STIC Target Opportunity.  Fiscal year 2015 and 2016 opportunities, as a percentage of base salary, were and are as follows.  No target opportunity was changed for any NEO between 2015 and 2016:

STIC Target Opportunities

Name	FY 2015	FY 2016
John J. Greisch	110%	110%
Susan R. Lichtenstein*	60%	N/A
Michael S. Macek**	30%	N/A
Alton E. Shader	70%	70%
Carlyn D. Solomon	80%	80%
Steven J. Strobel	75%	75%
*Ms. Lichtenstein retired from the Corporation in January 2016. **Mr. Macek stepped down as the interim CFO in November 2014, and will not be a named executive officer going forward.

Long-Term Equity Awards

Overview:  Hill-Rom’s Stock Incentive Plan provides for the opportunity to grant stock options and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of shareholders, to help motivate executives to make sound strategic long-term decisions, and to better enable Hill-Rom to attract and retain capable directors and executive personnel.

Hill-Rom’s long-term incentive compensation program provides a portfolio approach to long-term incentives by providing:

•	Awards targeted to align with competitive market levels,

•	Payouts that correlate high performance with increased payouts and low performance with reduced payouts,

•	A mix of awards representative of typical market practice, and

•	Awards that support internal equity among Hill-Rom’s executives.

In addition, the Compensation and Management Development Committee considered the Stock Incentive Plan share usage rate, number of plan participants and potential aggregate target awards for participants when determining target award levels and the mix of long-term incentive awards.

LTI Target Opportunity.  Fiscal year 2015 and 2016 opportunities, as a percentage of base salary, were and are:

LTI Target Opportunities

Name	FY 2015	FY 2016
John J. Greisch	450%	475%
Susan R. Lichtenstein*	175%	N/A
Michael S. Macek**	60%	N/A
Alton E. Shader	175%	175%
Carlyn D. Solomon	300%	300%
Steven J. Strobel	225%	225%
*Ms. Lichtenstein retired from the Corporation in January 2016. **Mr. Macek stepped down as the interim CFO in November 2014, and will not be a named executive officer going forward.

Stock Options and RSUs.  Our RSUs generally vest on a three-year cliff basis, and our stock options generally vest in four equal annual installments.

Performance Based Share Units or PSUs.  These awards provide the opportunity to earn shares of Hill-Rom stock based on achievement of performance objectives and completion of a three-year vesting period. For the PSU awards granted in fiscal year 2013, vesting was based on relative TSR over a three year period, a stock performance metric based upon share price appreciation and dividends paid to our shareholders.  From October 1, 2012 to September 30, 2015, holders of Hill-Rom’s common stock achieved a TSR in the 69th percentile of the Corporation’s peer group, compared to a target performance of the 60th percentile.  Accordingly, Fiscal Year 2013 PSU grants vested on September 30, 2015 at a level of 160% of the target award amount, again demonstrating pay for performance alignment in our compensation program.

Due to the award agreement language for the FY 2013 PSU grants, the Compensation Committee was required to approve awards of shares in excess of target, which would result if performance in excess of the 60th percentile was exceeded. As described in the 2013 proxy, the intent at the time of grant was to observe the payout schedule set forth in the table below for determining share payouts (as a percentage of target) at each performance level.  Given Hill-Rom’s strong TSR performance, in the 69th percentile of the peer group, the Compensation and Management Development Committee chose to follow the intent of this original design as disclosed in 2013, which required that they grant an additional award equivalent to the additional value above target as shown in the original payout schedule.   Accordingly, the shares earned in excess of 100% are required to be disclosed as new awards for FY 2015 compensation in the summary compensation table below.  Therefore, these “new” awards pertain to the actual performance from the FY 2013 PSUs, calculated as set forth in the 2013 grant agreements. The PSU award agreements were changed beginning in FY 2014 to eliminate the need for additional action on the part of the Compensation and Management Development Committee in the event of above-target achievement.

Fiscal Year 2013 PSU Grants
Company’s TSR over Three Year Performance Period	% of Target Award Vested
Less than 25th percentile	0%
25th percentile	50%
35th percentile	64%
45th percentile	79%
50th percentile	86%
60th percentile	100%
65th percentile	133%
70th percentile	167%
75th percentile	200%

For Fiscal Year 2014, 2015 and 2016, PSU vesting is based on the level of achievement (between 0% and 150% of target) against a one-year adjusted free cash flow metric, as further modified by TSR achievement (from 50% to 150%) over the three-year vesting period.    For FY 2014, the free cash flow modifier was 96.5%, based on an achievement of $174M and a target of $180M.  For FY 2015, the free cash flow modifier was 101%, based on an achievement of $134M and a target of $132M.   Ultimate payouts will be based on Hill-Rom’s TSR over the relevant performance period.  Until fiscal 2015, our PSU peer group was comprised of the companies used to evaluate our overall compensation levels plus the S&P Mid-Cap Health Care Index Companies.  In fiscal year 2015, we replaced the S&P Mid-Cap Health Care Index Companies with a combination of our custom peer group plus the companies in the Morgan Stanley Health Care Index, which the Compensation and Management Development Committee believed was a better overall industry fit, since it included more of Hill-Rom’s custom peer group, direct competitors, and companies in Hill-Rom’s industry.

Fiscal Year 2014, 2015 and 2016 PSU Grants
Performance Level	Free Cash Flow Achievement Modifier*	Three-Year Relative TSR Achievement Modifier**	Total Performance Modifier
Below Threshold	0%	50%	0%
Threshold	50%	50%	25%
Target	100%	100%	100%
Maximum	150%	150%	225%
*For FY 2014, the free cash flow modifier was 96.5%, based on an achievement of $174M and a target of $180M.  For FY 2015, the free cash flow modifier was 101%, based on an achievement of $134M and a target of $132M.
**Modifiers between the threshold and maximum percentile amounts are based on straight-line interpolation, between the threshold modifier, achieved at a 25th percentile TSR, and the maximum modifier, achieved at a 75th percentile TSR, with a minimum modifier of 50%.

Share Ownership Guidelines.  In order to align the interests of executives to the long-term performance of the Company, executive officers are required to own a certain amount of Hill-Rom stock within five years of joining the Company.  The ownership requirements are as follows:

Stock Ownership Guidelines
Executive Officer	Multiple of Annual Salary
CEO	6x
COO	4x
CFO	3x
Senior Vice President	2x
Vice President who (1) reports to the CEO, or (2) is a Section 16 reporting officer	1x

Shares owned outright and RSUs count toward the required ownership level.  This requirement, like the Executive Compensation Recoupment Policy discussed below, helps ensure long-term focus and appropriate levels of risk-taking by executive officers.  Other than Mr. Greisch, who has achieved his required ownership level, Mr. Macek, who is no longer the interim CFO, and Ms. Lichtenstein, who is no longer with the company, none of our named executive officers have been with the Company for more than five years, and therefore are not required to meet these guidelines.  However, all are on track to meet the target by their five year anniversaries.

Hill-Rom’s Compensation Recoupment Policy.  Under our Compensation Recoupment Policy, the Compensation and Management Development Committee can recoup from executive officers all performance-based compensation and any trading profits on trades in Hill-Rom securities received during the prior 24 months in the event there is a material restatement of financial results due to misconduct of the executive officer from whom recoupment is sought. The Policy gives the compensation and Management Development Committee discretion to determine whether and to what extent to seek recoupment based on specific facts and circumstances.

Timing of Equity Grants.  We generally make all equity grants to our executives on an annual basis (except in the case of a new hire or promotion), and these grants have historically been made at our November Board meeting.  Consequently, they are made approximately two weeks after the release of our fiscal year-end financial results.

Anti-Hedging/Anti-Pledging Policy.  Hill-Rom has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions.   Consequently, no officer or director may enter into a hedge or pledge of Hill-Rom stock.

Re-pricing and Buybacks.  Hill-Rom does not re-price options, nor does it buy-back shares (other than shares acquired by the company at fair market value to cover tax withholding and option exercise).

Retirement and Change in Control Agreements

Overview.  Hill-Rom believes that it is in the best interests of it and its shareholders to have the unbiased dedication of its executives, without the distraction of personal uncertainties such as retirement or a change in control.  Hill-Rom has designed its senior management retirement and other post-employment benefit programs to reduce such distraction.  We also believe that these benefits are at market levels and competitive with those of other comparable companies.  In addition to our Company-wide retirement programs (including our 401(k) and our pension plan, which has stopped taking new entrants), we have several other programs in place.

Normal Retirement Guidelines.  Executives who are at least 55 years of age and with 5 years length of service are eligible to receive certain benefits under Hill-Rom’s Stock Incentive Plan.  These guidelines are incorporated into each individual equity award agreement and have been approved by the Compensation and Management Development Committee.  The following is allowed upon retirement:

•	accelerated vesting of outstanding time-based RSUs and stock options, which have been held for at least one year;

•	partial vesting of outstanding PSUs and/or performance-based stock options, which have been held for at least one year and for which performance objectives have been achieved; and

•	an extension of up to three years of the time to exercise eligible outstanding stock options.

Supplemental Executive Retirement Plan.  The Hill-Rom Holdings, Inc. Supplemental Executive Retirement Plan (the “SERP”) provides additional retirement benefits to certain employees selected by the Compensation and Management Development Committee whose retirement benefits under our Company-wide pension plan or 401(k) plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Internal Revenue Code of 1986.

Change in Control Agreements.  Hill-Rom has a Change in Control agreement in place with each Named Executive Officer other than Mr. Macek.  These change in control agreements are of the form commonly referred to as “double-trigger” agreements, in that they are triggered only in the event that an executive is terminated in connection with a change in control, not merely if a change in control occurs.  Moreover, they do not contain any 280G gross-up provisions.  They are intended to encourage continued employment by Hill-Rom of its key management personnel and to allow such personnel to be in a position to provide assessment and advice to the Board of Directors regarding any proposed change in control without concern that such personnel might be unduly distracted by the uncertainties and risks created by the proposed transaction.  In addition, certain long-term equity awards that our executives hold may vest upon a change of control, even if the executive is not terminated.  The terms of this vesting are controlled by the applicable equity award agreements and not by the change in control agreements.  For information on the potential payments to executives on a change of control, see “Potential Payments Upon Termination or Change in Control” below.

Other Personal Benefits

In addition to the elements of compensation discussed above, we also provide senior level management with various other benefits in order to remain competitive with the market, in attracting and retaining qualified executives.  Hill-Rom believes that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of Hill-Rom and its shareholders.  None of our NEOs receive any excise tax or prerequisite gross-ups, other than potentially for reasonable relocation costs as applicable.

Employment Agreements

We have entered into an employment agreement with each of our Named Executive Officers.  We believe that it is appropriate for our senior executives to have employment agreements because they provide certain contractual protections to us that we might not otherwise have, including provisions relating to non-competition with us, non-solicitation of our employees and confidentiality of our proprietary information.  Additionally, we believe that employment agreements are a useful tool in recruiting and retention of senior level employees.  The current employment agreements set forth the basic duties of the executive officers and provide that each executive officer is entitled to receive, in addition to base salary, incentive compensation payable in our discretion and such additional compensation, benefits and perquisites as we may deem appropriate.  The employment agreements are terminable by either us or the executive officer “without cause” on sixty (60) days’ written notice, or if terminated by us, pay in lieu of notice, and are terminable at any time by us for cause, as defined in each employment agreement.  See “Potential Payments Upon Termination or Change in Control” below for further information regarding payments due upon termination. The employment agreements also contain non-competition and non-solicitation agreements of the executive officers, which continue generally for a period of eighteen to twenty-four months after the termination of the executive officer’s employment.

Role of the Compensation and Management Development Committee

The Board’s Compensation and Management Development Committee is charged with ensuring that Hill-Rom’s compensation programs meet the objectives outlined above.  In that role, the Compensation and Management Development Committee makes all executive compensation decisions, administers Hill-Rom’s compensation plans and keeps the Board informed regarding executive compensation matters.  The Compensation and Management Development Committee, in consultation with Hill-Rom’s independent compensation consultant and the full Board, determines the compensation of the Chief Executive Officer.  The Chief Executive Officer makes recommendations to the Compensation and Management Development Committee regarding the compensation of his executive team, including Hill-Rom’s other Named Executive Officers.  From time to time, Hill-Rom management also provides recommendations regarding changes to the elements and structure of Hill-Rom’s compensation program.

The Compensation and Management Development Committee considers peer group data, survey data and other factors when determining the elements and amounts of compensation.

Peer Group and Survey Data

As one of several factors in considering approval of elements of Hill-Rom’s compensation programs, the Compensation and Management Development Committee compares Hill-Rom’s compensation programs and performance against an approved peer group of companies.  The compensation peer group, which is periodically reviewed and updated by the Compensation and Management Development Committee, consists of companies that are similar in revenue and in similar industries as Hill-Rom and with whom Hill-Rom may compete for executive talent.  This peer group is a custom selected peer group and does not include the stock index companies used to calculate TSR for our PSU grants.

In 2015, the Compensation and Management Development Committee reviewed the corporation’s peer group, taking into account the pro forma revenues of Hill-Rom, accounting for the recent acquisition of Welch Allyn.  The Committee attempted to select a peer group of companies that were similar in pro forma revenue, and in similar industries, as Hill-Rom.  Based on these criteria, it selected the following peer group with the assistance of its independent compensation consultant focusing on companies whose revenues were comparable to Hill-Rom’s.   The revenue of Hill-Rom on a pro forma basis is slightly larger than the median revenue of the revised peer group.  The Compensation and Management Development Committee reviews the peer group annually, and intends to continue to do so in the future.

FY 2015 Peer Group Companies

Alere, Inc.	Intuitive Surgical, Inc.
C. R. Bard, Inc.	Invacare Corporation
CareFusion Corp.	Mednax, Inc.
Chemed Corp.	Patterson Companies, Inc.
Conmed Corp.	PerkinElmer, Inc.
The Cooper Companies, Inc.	ResMed Inc.
Dentsply International Inc.	Sirona Dental Systems, Inc.
Edwards Lifesciences Corporation	Steris Corporation
Hologic, Inc.	Teleflex, Inc.
Hospira, Inc.	Varian Medical Systems, Inc.
IDEXX Laboratories, Inc.	Waters Corporation
Integra Lifesciences Holdings Corporation	West Pharmaceutical Services, Inc.
Zimmer Holdings, Inc.

FY 2016 Peer Group Companies

Bruker Corporation*	Mednax, Inc.
C. R. Bard, Inc.	Patterson Companies, Inc.
The Cooper Companies, Inc.	PerkinElmer, Inc.
Dentsply International Inc.	Quest Diagnostics Incorporated*
Edwards Lifesciences Corporation	St. Jude Medical, Inc.*
Halyard Health Inc.*	Steris Corporation
Hologic, Inc.	Teleflex, Inc.
Intuitive Surgical, Inc.	Varian Medical Systems, Inc.
Laboratory Corporation of America Holdings*	Waters Corporation
* New Addition for FY 2016
Note: Alere, Inc., CareFusion Corp., Chemed Corp., Conmed Corp., Hospira, Inc., IDEXX Laboratories, Inc., Integra Lifesciences Holdings Corporation, Zimmer Holdings, Inc, Invacare Corporation, ResMed Inc., Sirona Dental Systems Labs, Inc., and West Pharmaceutical Services, Inc. were removed from the peer group in FY 2016.

In addition to peer group data, the Compensation and Management Development Committee considers size-relevant survey data from a broad sample of companies from the life sciences industry and general industry.  The purpose of the survey data is to provide an additional market reference point to assist the Committee in making pay decisions.

Other Factors

The Compensation and Management Development Committee is aware that it cannot establish total executive compensation levels solely on the basis of the median range of competitive benchmark survey data without the consideration of additional information and available analysis. Accordingly, the committee also takes into account external and internal factors when establishing the total compensation of each executive.  Some of these factors include the executive’s length of service, the level of experience and responsibility, external market conditions, complexity of position, individual performance, internal pay equity within Hill-Rom and the degree of replacement difficulty.  In addition, the committee periodically reviews the total compensation of Hill-Rom’s Named Executive Officers in comparison to the total compensation of its peer group companies.  The purpose of this high level review is to look at all elements of compensation that are not typically captured within a total direct compensation analysis covering base salary, annual incentive, and long term incentive compensation and, if there were significant differences, to understand what elements of compensation gave rise to the difference.

Compensation Consultant

The Compensation and Management Development Committee engages nationally recognized outside compensation and benefits consulting firms to evaluate independently and objectively the effectiveness of and assist with implementation of Hill-Rom’s compensation and benefit programs and to provide the Compensation and Management Development Committee with additional expertise in the evaluation of Hill-Rom’s compensation practices.  During the fiscal year ending September 30, 2015, the Compensation and Management Development Committee used Exequity as its executive compensation consulting firm.  Exequity has been asked by the Compensation and Management Development Committee to provide guidance on compensation proposals, including changes to compensation levels, the design of incentive plans, as well as relevant information about market practices and trends.  Exequity is an independent compensation consultant that provided no other services to Hill-Rom other than those services provided to the Compensation and Management Development Committee.

After considering the six independence factors discussed in the relevant SEC rules, the Compensation and Management Development Committee determined that Exequity had no conflict of interest pursuant to S-K 407(e)(3)(iv).

Risk Assessment of Compensation Policies and Practices

Assisted by its compensation consultant, the Compensation and Management Development Committee reviewed our material compensation policies and practices applicable to our employees and executive officers.  It concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  Key features of the compensation program supporting this conclusion include:

•	appropriate pay philosophy, peer group and market positioning,

•	effective balance in cash and equity mix, short and long term focus, corporate, business unit and individual performance focus and financial and non-financial performance measurement and discretion,

•	compensation programs designed to avoid excessive risk-taking, and

•	meaningful risk mitigants, such as the stock ownership guidelines and executive compensation recoupment policies.

Compensation of Named Executive Officers

The following tables and notes set forth compensation information for the fiscal years ended September 30, 2015, 2014, and 2013 for our Named Executive Officers.

						Non-Equity
Name and				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (3)	Comp. (4)	Comp. (5)	Total

JOHN J. GREISCH	2015	$994,615	None	$5,778,430	$1,148,314	$1,123,100	$207,236	$9,251,695
President and Chief Executive Officer,	2014	$961,923	None	$5,187,933	$963,908	$774,895	$197,226	$8,085,885
Member of the Board of Directors	2013	$942,644	None	$2,331,985	$952,230	$832,355	$193,597	$5,252,811

STEVEN J. STROBEL (6)	2015	$420,192	None	$853,493	$272,725	$263,880	$75,912	$1,886,202
Senior Vice President and
Chief Financial Officer

MICHAEL S. MACEK (7)	2015	$250,923	None	$225,645	$48,230	$102,549	$109,446	$736,793
Vice President, Treasurer and	2014	$234,096	None	$236,894	$41,373	$102,940	$16,898	$632,201
Interim Chief Financial Officer	2013	$208,875	None	$79,690	$32,542	$84,841	$10,627	$416,575

SUSAN R. LICHTENSTEIN	2015	$462,402	None	$1,130,777	$217,578	$284,246	$66,454	$2,161,457
Senior Vice President, Corporate Affairs,	2014	$452,246	None	$789,227	$208,381	$208,617	$56,738	$1,715,209
Chief Legal Officer and Secretary	2013	$443,693	None	$480,165	$196,057	$235,068	$53,649	$1,408,632

ALTON E. SHADER (8)	2015	$431,191	None	$1,203,848	$220,832	$402,019	$84,276	$2,342,166
Senior Vice President and	2014	$418,357	None	$1,068,911	$202,249	$204,006	$51,247	$1,944,770
President, Front Line Care

CARLYN D. SOLOMON (9)	2015	$507,692	$806,250	$3,937,368	$459,328	$532,039	$152,353	$6,395,030
Chief Operating Officer

1)	In 2015, Mr. Solomon received a one-time sign-on cash award upon commencement of his employment to compensate him for the bonus opportunity foregone at his previous employer upon joining Hill-Rom.

2)
The amounts in this column represent the grant date fair value of time-based RSUs granted during the applicable fiscal year, excluding a reduction for risk of forfeiture. Also included is the grant date fair value of PSUs granted during fiscal 2015, 2014 and 2013 to certain officers based upon the target achievement of the performance conditions as of the grant date as more fully described in the footnotes to the Grants of Plan-Based Awards Table. These grant date fair values were based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2015. The table below provides further information regarding the components of the stock awards granted during fiscal 2015.

Components of Stock Awards for Fiscal Year 2015

Name	Annual LTI Award	Supplemental Grant for FY13 PSUs (a)	Other Awards (b)	Total Stock Awards
Mr. Greisch	$3,593,343	$2,185,087	$0	$5,778,430
Mr. Strobel	$853,493	$0	$0	$853,493
Mr. Macek	$150,972	$74,673	$0	$225,645
Ms. Lichtenstein	$680,873	$449,904	$0	$1,130,777
Mr. Shader	$691,042	$412,762	$100,044	$1,203,848
Mr. Solomon	$1,437,328	$0	$2,500,040	$3,937,368

a)
The awards in this column represent the portion of the overachievement of performance goals under the FY 2013 PSU grant.  Such additional shares (relating to overachievement of performance goals, namely a 69th percentile TSR, were earned according to the formula set forth in the granting document of the November, 2012, award, but are required to be disclosed as additional compensation in the current fiscal year under the relevant accounting rules.  See “Performance Based Share Units or PSUs” on page 40 for additional information.

b)
Other awards include a promotion award granted to Mr. Shader in connection with his assumption of the position of President, Front Line Care, and a sign-on award granted to Mr. Solomon in connection with his appointment as Chief Operating Officer.

3)
The amounts in this column represent the grant date fair value of time-based stock options granted during the applicable fiscal years, excluding the reduction for risk of forfeiture. These grant date fair values were based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

4)	The amounts in this column represent cash awards earned for the applicable fiscal year and paid in the subsequent fiscal year, under our 162(m) Incentive Plan.

5)	Please refer to the “All Other Compensation” table below for further information:

All Other Compensation for Fiscal Year 2015
	Company Contributions
Name	401(k) (a)	Supp 401(k) (a)	Relocation Costs	Health & Welfare Benefits	Total All Other Compensation
Mr. Greisch	$18,550	$179,789	$0	$8,897	$207,236
Mr. Strobel	$22,387	$34,611	$0	$18,914	$75,912
Mr. Macek	$14,244	$0	$89,204	$5,998	$109,446
Ms. Lichtenstein	$18,550	$33,216	$0	$14,688	$66,454
Mr. Shader	$18,550	$30,947	$11,899	$22,880	$84,276
Mr. Solomon	$20,396	$47,483	$67,088	$17,386	$152,353

a)
Amounts represent Company matching contributions to the Named Executive Officer’s accounts in the applicable plans: 401(k) Savings Plan and 401(k) Savings Plan portion of the SERP, excluding the reduction for forfeiture of non-vested contributions.

6)	Mr. Strobel was elected Senior Vice President and Chief Financial Officer effective December 1, 2014.

7)	Mr. Macek served as our Interim Chief Financial Officer from October 1, 2013 to December 29, 2013 and from July 3, 2014 to November 30, 2014.

8)	Prior to fiscal 2014, Mr. Shader was not a Named Executive Officer.

9)
Mr. Solomon was elected Chief Operating Officer on November 17, 2014. His stock award grant was made primarily as compensation for amounts forfeited when he left his prior employer to join Hill-Rom, in addition to the normal annual grant made to all officers.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2015

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2015. All equity awards granted during fiscal year 2015 were granted under our Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of	Exercise or Base Price of	Grant Date Fair Value of
Name	Grant Date	Actual Amount 2015	Min.	Target	Max.	Min.	Target	Max.	Shares or Stock Units (3)	Option Awards (4)	Stock and Option Awards (5)

John J. Greisch		$1,123,100	-	$1,100,000	$2,475,000
	11/17/2014								89,642	$44.93	$1,148,314
	11/17/2014								25,563		$1,148,546
	11/17/2014					-	51,125	115,031			$2,444,797
	9/30/2015								42,094		$2,185,087

Steven J. Strobel		$263,880	-	$323,065	$726,896
	11/17/2014								21,290	$44.93	$272,725
	11/17/2014								6,072		$272,815
	11/17/2014					-	12,143	27,322			$580,678

Michael S. Macek		$102,549	-	$100,800	$226,800
	11/17/2014								3,765	$44.93	$48,230
	11/17/2014								1,074		$48,255
	11/17/2014					-	2,148	4,833			$102,717
	9/30/2015								1,439		$74,673

Susan R. Lichtenstein		$284,246	-	$278,400	$626,400
	11/17/2014								16,985	$44.93	$217,578
	11/17/2014								4,844		$217,641
	11/17/2014					-	9,687	21,796			$463,232
	9/30/2015								8,667		$449,904

Alton E. Shader		$402,019	-	$315,000	$708,750
	11/17/2014								17,239	$44.93	$220,832
	11/17/2014								4,916		$220,876
	11/17/2014					-	9,832	22,122			$470,166
	9/1/2015								1,946		$100,044
	9/30/2015								7,952		$412,762

Carlyn D. Solomon		$532,039	-	$416,877	$937,973
	11/17/2014								35,857	$44.93	$459,328
	11/17/2014								65,868		$2,959,449	(6)
	11/17/2014					-	20,450	46,013			$977,919

1)
Amounts represent actual and the potential cash awards that could be paid under our Section 162(m) Incentive Plan, assuming that the Compensation Committee exercises its negative discretion by reference to our STIC Plan.

2)
The amounts under the “Target” column reflect the number of PSUs granted to the Named Executive Officer on November 17, 2014. They represent the amount of shares the Named Executive Officer will receive if the target performance goals are met during the three-year performance period. Achievement of performance in excess of target goals will result in additional shares being received by the Named Executive Officer, up to the amounts in the “Maximum” column. Refer to the “Long-Term Equity Awards” section of the Compensation Discussion and Analysis for further details.

3)
Amounts under this column represent stock options and RSU’s granted to our Named Executive Officers during fiscal year 2015. The exercise price for these stock options is the fair market value of our common stock on the grant date, as described in Footnote 4 below. For RSU’s, the value eventually realized by the Named Executive Officer is based on the fair market value of our common stock on the vesting dates. The vesting schedules for these awards, and other unvested awards granted to our Named Executive Officers prior to fiscal year 2015, are disclosed in the footnotes to the Outstanding Equity Awards at September 30, 2015 table. RSUs granted on September 30, 2015 represent the portion of the overachievement of performance goals under the FY 2013 PSU grant.  Such additional shares relating to overachievement of performance goals, namely a 69th percentile TSR, were earned according to the formula set forth in the granting document of the November, 2012, award, but are required to be disclosed as additional compensation in the current fiscal year under the relevant accounting rules.  See “Performance Based Share Units or PSUs” on page 40.

4)	The average of the high and low selling prices of our common stock on the New York Stock Exchange on the grant date.

5)
The grant date fair values of stock and option awards granted to our Named Executive Officers are based on the methodology set forth in Notes 1 and 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

6)	Grant made as Compensation for amounts forfeited when Mr. Solomon left his prior employment to join Hill-Rom.

Outstanding Equity Awards at September 30, 2015

The following table summarizes the number and terms of stock options, deferred stock shares and PSUs outstanding for each of the Named Executive Officers as of September 30, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexcercisable	Option Grant Date (1)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)

John J. Greisch	207,987	0	1/8/2010	$23.92	1/8/2020
	147,679	0	11/16/2010	$38.81	11/16/2020
	141,871	47,291	11/29/2011	$30.63	11/29/2021
	60,191	60,192	11/13/2012	$26.94	11/13/2022	11/13/2012	36,621	$1,903,926
	20,199	60,598	11/18/2013	$41.53	11/18/2023	11/18/2013	23,849	$1,239,935	46,420	$2,413,376
	0	89,642	11/17/2014	$44.93	11/17/2024	12/12/2013	51,404	$2,672,512
						11/17/2014	25,886	$1,345,829	51,125	$2,657,989

Steven J. Strobel	0	21,290	11/17/2014	$44.93	11/17/2024	11/17/2014	6,149	$319,676	12,143	$631,315

Michael S. Macek	2,872	0	11/16/2010	$38.81	11/16/2020
	0	1,534	11/29/2011	$30.63	11/29/2021
	0	2,057	11/13/2012	$26.94	11/13/2022	11/13/2012	1,252	$65,091
	867	2,601	11/18/2013	$41.53	11/18/2023	11/18/2013	3,499	$181,903	1,993	$103,616
	0	3,765	11/17/2014	$44.93	11/17/2024	11/17/2014	1,088	$56,543	2,148	$111,675

Susan R. Lichtenstein	19,625	0	5/6/2010	$31.69	5/6/2020
	30,388	0	11/16/2010	$38.81	11/16/2020
	32,181	10,728	11/29/2011	$30.63	11/29/2021
	12,393	12,393	11/13/2012	$26.94	11/13/2022	11/13/2012	7,541	$392,057
	4,366	13,101	11/18/2013	$41.53	11/18/2023	11/18/2013	7,631	$396,715	10,036	$521,772
	0	16,985	11/17/2014	$44.93	11/17/2024	11/17/2014	4,905	$255,025	9,687	$503,627

Alton E. Shader	3,988	0	7/11/2011	$45.91	7/11/2021
	0	5,085	11/29/2011	$30.63	11/29/2021
	11,369	11,370	11/13/2012	$26.94	11/13/2022	11/13/2012	6,918	$359,667
	4,238	12,715	11/18/2013	$41.53	11/18/2023	11/18/2013	14,902	$774,732	9,740	$506,383
	0	17,239	11/17/2014	$44.93	11/17/2024	11/17/2014	4,978	$258,815	9,832	$511,166
						9/1/2015	1,952	$101,484

Carlyn D. Solomon	0	35,857	11/17/2014	$44.93	11/17/2024	11/17/2014	66,701	$3,467,788	20,450	$1,063,196

1)	Unvested stock options based solely on continued employment will become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

2)	Unvested RSUs based solely on continued employment will vest in accordance with the following vesting schedules. The amounts include reinvested dividends.

Grant Date	Remaining Vesting Schedules (as of 9/30/2015)
9/1/2015	Fully vest on 9/2/2018
11/17/2014	Fully vest on 11/18/2017
12/12/2013	25,702 shares fully vest on 12/13/2018
12/12/2013	25,702 shares fully vest on 12/13/2016
11/18/2013	Fully vest on 11/19/2016
11/13/2012	Fully vest on 11/14/2015

3)	Market value is determined by multiplying the number of unvested RSUs and/or PSUs by $51.99, the closing price per share of our common stock on September 30, 2015.

4)
Represents PSUs granted on November 18, 2013 and November 17, 2014. The performance and service periods for the PSUs granted on November 13, 2012 ended at the close of business on September 30, 2015 and the awards vested on that date at a level of 160% of target achievement; they are not included in the table. The one-year adjusted free cash flow performance period for the PSUs granted on November 17, 2014 ended at the close of business on September 30, 2015 at 101% of target achievement. Similarly, the one-year adjusted free cash flow performance period for the PSUs granted on November 18, 2013 ended at the close of business on September 30, 2014 at 96.5% of target achievement. Vesting of both of these awards will be further modified by TSR achievement over the three-year vesting period.

Option Exercises and Stock Vested For Fiscal Year Ended September 30, 2015

The following table summarizes the number of stock option awards exercised and the value realized upon exercise during the fiscal year ended September 30, 2015 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting

John J. Greisch	-	-	146,678	$7,304,892
Steven J. Strobel	-	-	-	-
Michael S. Macek	6,347	$114,891	4,953	$247,080
Susan R. Lichtenstein	-	-	30,922	$1,535,027
Alton E. Shader	15,253	$238,970	24,906	$1,259,627
Carlyn D. Solomon	-	-	-	-

1)	The pre-tax amounts indicated include a portion of dividends accrued and paid on the date the stock awards vested.

Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2015

Name	Plan (1)	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)

John J. Greisch	SERP	-	$179,789	($7,899)	None	$1,093,009
Steven J. Strobel	SERP	-	$34,611	($1,074)	None	$33,537
Michael S. Macek	SERP	-	$0	-	None	-
Susan R. Lichtenstein	SERP	-	$33,216	($1,393)	None	$179,257
Alton E. Shader	SERP	-	$30,947	($2,730)	None	$110,482
Carlyn D. Solomon	SERP	-	$47,483	($1,794)	None	$45,689

1)
We maintain a 401(k) Savings Plan portion of the SERP to provide additional retirement benefits to certain employees whose retirement benefits under the 401(k) Savings Plan are limited under the Internal Revenue Code of 1986.  The additional retirement benefits provided by the SERP are for certain participants chosen by the Compensation Committee, and they may annually receive an additional benefit of a certain percentage of their Compensation for such year.  “Compensation” under the SERP means the corresponding definition of compensation under the 401(k) Savings Plan plus a percentage of a participant's eligible compensation as determined under our STIC Program.  A lump sum cash payment is available to the participant beginning on the six-month anniversary of the date of the Named Executive Officer’s termination of employment (except for termination for cause, where the entire SERP is forfeited).

2)
Amounts represent earnings on the Registrant’s SERP balances for the fiscal year. The Plan’s investment approach provides for investments mirroring the employee’s investment allocation under the 401(k).

3)
Of the amounts shown in this column related to the SERP, all of the following amounts represent Company contributions reported in the Summary Compensation Table of this Proxy Statement and previous Proxy Statements:

Name	Plan	Aggregate Contributions Reported in the Summary Compensation Table

John J. Greisch	SERP	$781,450
Steven J. Strobel	SERP	$34,611
Michael S. Macek	SERP	$0
Susan R. Lichtenstein	SERP	$126,751
Alton E. Shader	SERP	$56,641
Carlyn D. Solomon	SERP	$47,483

Potential Payments Upon Termination or Change in Control

Benefits Payable Upon Termination Under Employment Agreements

Based upon a hypothetical termination date of September 30, 2015, the benefits would be as follows:

John J. Greisch
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$1,432,980	$3,784,673	$12,233,567	$19,118		$17,470,338
Death	$580,769	$3,784,673	$12,233,567	$15,158		$16,614,167
Termination Without Cause	$2,080,769			$19,118	$10,000	$2,109,887
Resignation With Good Reason	$2,080,769			$19,118	$10,000	$2,109,887
Termination for Cause	$80,769					$80,769
Resignation Without Good Reason	$80,769					$80,769
Retirement	$80,769	$3,151,800	$7,425,371			$10,657,940

Steven J. Strobel
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$1,497,378	$150,307	$950,991	$15,234		$2,613,910
Death	$529,231	$150,307	$950,991	$12,654		$1,643,183
Termination Without Cause	$504,231			$15,234	$10,000	$529,465
Resignation With Good Reason	$504,231			$15,234	$10,000	$529,465
Termination for Cause	$29,231					$29,231
Resignation Without Good Reason	$29,231					$29,231
Retirement	$29,231					$29,231

Michael S. Macek
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$2,343,892	$138,081	$518,828	$3,800		$3,004,601
Death	$525,200	$138,081	$518,828	$0		$1,182,109
Termination Without Cause	$151,200			$1,900	$10,000	$163,100
Resignation With Good Reason	$25,200					$25,200
Termination for Cause	$25,200					$25,200
Resignation Without Good Reason	$25,200					$25,200
Retirement	$25,200					$25,200

Susan R. Lichtenstein
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$1,381,755	$796,545	$2,069,196	$15,154		$4,262,650
Death	$537,477	$796,545	$2,069,196	$12,574		$3,415,792
Termination Without Cause	$501,477			$15,154	$10,000	$526,631
Resignation With Good Reason	$501,477			$15,154	$10,000	$526,631
Termination for Cause	$37,477					$37,477
Resignation Without Good Reason	$37,477					$37,477
Retirement	$37,477	$676,631	$1,136,637			$1,850,746

Alton E. Shader
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$2,943,101	$648,140	$2,512,247	$13,174		$6,116,662
Death	$527,692	$648,140	$2,512,247	$12,574		$3,700,653
Termination Without Cause	$477,692			$13,174	$10,000	$500,866
Resignation With Good Reason	$477,692			$13,174	$10,000	$500,866
Termination for Cause	$27,692					$27,692
Resignation Without Good Reason	$27,692					$27,692
Retirement	$27,692					$27,692

Carlyn D. Solomon
		Accelerated	Accelerated	Continuance of	Limited
	Salary & Other	Vesting of	Vesting of	Health &	Outplacement
Event	Cash Payments	Stock Options (2)	Stock Awards (3)	Welfare Benefits (4)	Assistance	Total

Permanent Disability (1)	$2,092,764	$253,150	$4,530,984	$15,154		$6,892,052
Death	$536,923	$253,150	$4,530,984	$12,574		$5,333,631
Termination Without Cause	$636,923			$15,154	$10,000	$662,077
Resignation With Good Reason	$636,923			$15,154	$10,000	$662,077
Termination for Cause	$36,923					$36,923
Resignation Without Good Reason	$36,923					$36,923
Retirement	$36,923					$36,923

1)
Benefits provided under our disability plans are based on various circumstances including the Named Executive Officer meeting certain eligibility requirements. Our disability plans are fully insured; therefore, claim payments are reviewed and processed by our third party insurance carrier.  The following assumptions were used to determine the salary and other cash payment amount for permanent disability: normal retirement age is based on the Social Security Normal Retirement Age Table, short-term disability benefits are based on salary continuation for 26 weeks; long-term disability benefits are based on the lesser of 60% of the Named Executive Officer's monthly earnings or $15,000 per month; and a 4.4% discount rate.

2)
The amounts indicated represent the intrinsic value of all unvested non-qualified stock options that would have become immediately vested and exercisable upon permanent disability or death.  The amounts were calculated based on the closing stock price of $51.99 on September 30, 2015.

3)
The amounts indicated represent the market value of all unvested RSUs and PSUs that would have vested immediately and been distributed upon permanent disability or death.  The amounts were calculated based on the closing stock price of $51.99 on September 30, 2015.

4)
Amounts represent the dollar value of the incremental cost to Hill-Rom by providing continuing health and life insurance coverage based on the individual’s selected coverage in effect immediately before the hypothetical termination.

Benefits Payable Under Change in Control Agreements

Based upon a hypothetical Change in Control date of September 30, 2015, the Change in Control Benefits with and without a termination of employment would be as follows:

								Acceleration of Stock Based Awards
Name	Salary	Incentive Comp.	Continuation Of Health and Welfare Benefits	Vacation Benefits	Retirement Savings Plan Benefits	Limited Outplacement Assistance	Continuation of Term Life Insurance Coverage	Stock Options (1)	RSUs (2)	Performance Based Awards (3)	Total

John J. Greisch
With termination	$2,338,101	$778,770	$17,817	$80,769	$1,513,374	$7,794	$9,309	$3,755,070	$7,083,645	$4,304,970	$19,889,619
Without termination								$3,784,673	$7,162,202	$0	$10,946,875

Steven J. Strobel
With termination	$585,363	$219,511	$15,719	$29,231	$33,537	$6,162	$3,205	$138,075	$287,214	$388,211	$1,706,228
Without termination								$150,307	$319,676	$0	$469,983

Michael S. Macek (4)
With termination	$126,000	$0	$1,600	$25,200	$0	$10,000	$600	$138,081	$303,537	$215,291	$820,309
Without termination								$138,081	$303,537	$0	$441,618

Susan R. Lichtenstein
With termination	$928,000	$278,400	$25,147	$37,477	$179,257	$10,000	$5,160	$796,545	$1,043,797	$1,025,399	$4,329,182
Without termination								$796,545	$1,043,797	$0	$1,840,342

Alton Shader
With termination	$669,365	$234,278	$18,784	$27,692	$110,482	$7,437	$896	$631,101	$1,439,188	$755,943	$3,895,166
Without termination								$648,140	$1,494,698	$0	$2,142,838

Carlyn D. Solomon
With termination	$688,021	$275,208	$14,555	$36,923	$45,689	$5,734	$2,987	$230,250	$3,076,375	$608,110	$4,983,852
Without termination								$253,150	$3,467,788	$0	$3,720,938

1)
The amounts indicated represent the intrinsic value of all unvested non-qualified stock options that would become immediately vested and exercisable upon a change in control. The amounts were calculated based on the closing stock price of $51.99 on September 30, 2015, adjusted, as applicable, for Section 280G limitations, and assume that the options granted were cashed out on the hypothetical change in control.

2)
The amounts indicated represent the intrinsic value of all unvested RSUs that would become immediately vested and exercisable upon a change in control. The amounts were calculated based on the closing stock price of $51.99 on September 30, 2015 and adjusted, as applicable, for Section 280G limitations.

3)
The amounts indicated represent the intrinsic value of all unvested PSUs that would become immediately vested and exercisable upon a change in control. The amounts were calculated based on the closing stock price of $51.99 on September 30, 2015 and adjusted, as applicable, for Section 280G limitations. The PSU grant agreements require the NEOs to continue employment through the day after the first anniversary date of the PSU awards before such awards can become immediately vested under the NEOs’ change in control agreements.

4)
Mr. Macek does not have a change in control agreement with the Company. The benefits available to Mr. Macek following a change of control are subject to terms of his employment and stock award agreements.

Director Compensation

In setting non-employee director compensation, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to Hill-Rom as well as the skill-level required for members of the Board. Our director pay package is designed to attract and retain highly-qualified, independent professionals to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Our Nominating/Corporate Governance Committee generally reviews our non-employee director compensation program on an annual basis, with the assistance of the compensation consulting firm used by the Compensation and Management Development Committee. Directors who are also employees of Hill-Rom receive no additional remuneration for services as a director.

Non-Employee Director Compensation for Fiscal 2015

For fiscal year 2015, our non-employee directors (other than the Chair of the Board) received a quarterly cash retainer of $13,750; the Chair of the Board’s quarterly retainer was $27,500.  Committee members of the Audit, Compensation and Nominating/Corporate Governance Committees received a quarterly retainer in the amount of $3,125, $1,875 and $1,250, respectively.  Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees received a quarterly retainer in the amount of $6,250, $5,000 and $3,750, respectively.   Committee members received a fee in the amount of $1,500 for each other committee meeting attended, in person or by telephone.  In addition, each non-employee director is, on the first trading day following the close of each annual meeting of the Company’s shareholders, awarded vested deferred RSUs valued at $150,000 ($190,000 in the case of the Chair of the Board).  Delivery of shares of common stock underlying these RSUs occurs on the later of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors.  In fiscal year 2015 the annual grant consisted of 3,958 vested deferred RSUs for the Chair of the Board and 3,125 for each other non-employee director.  A new director may receive a pro-rata portion of the annual award representing time served during the fiscal year of joining the Board of Directors.

Non-Employee Director Compensation for Fiscal 2016

For fiscal year 2016, compensation is unchanged, other than that the annual cash retainer for our non-employee directors increased by $10,000 ($25,000 for the Chair), and the annual equity retainer increased by $10,000 for our non-employee directors and Chair.

Director Compensation Table For Fiscal Year Ended September 30, 2015

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	All Other Compensation (3)	Total
Rolf A. Classon	$132,750	$190,024	-	$216	$322,990

William G. Dempsey	$62,500	$150,031	-	$216	$212,747

Stacy Enxing Seng (4)	$46,875	$150,031	-	$126	$197,032

James R. Giertz	$65,000	$150,031	-	$216	$215,247

Charles E. Golden	$94,000	$150,031	-	$216	$244,247

William H. Kucheman	$76,500	$150,031	-	$216	$226,747

Ronald A. Malone	$89,000	$150,031	-	$216	$239,247

Eduardo R. Menascé	$67,500	$150,031	-	$216	$217,747

Joanne C. Smith, M.D. (4)	$38,750	-	-	$90	$38,840

1)
The amounts in this column include the annual retainer and the amounts earned by each non-employee director for attending Board and/or committee meetings in person and/or by teleconference that were not held in conjunction with a meeting of our full Board. For the Chair of each of our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, the additional annual retainer is also included. For Mr. Golden, amounts include $30,000 of cash fees deferred into our common stock.

2)
The amounts indicated represent the grant date fair value of RSUs granted to our non-employee directors during fiscal year 2015. The determination of this value was based on the methodology set forth in Notes 1 and 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended September 30, 2015.

As of September 30, 2015, our non-employee directors owned aggregate stock awards in the following amounts (in shares): Rolf A. Classon 69,694, William G. Dempsey 7,180, Stacy Enxing Seng 3,154, James R. Giertz 22,180, Charles E. Golden 48,693, William H. Kucheman 11,493, Ronald A. Malone 30,604, and Eduardo R. Menascé 34,289.

3)
Amounts in this column represent the dollar value of the voluntary director life and accidental death and dismemberment insurance premiums paid by us during fiscal year 2015 on behalf of each director.

4)	Dr. Smith did not stand for reelection as a director for fiscal 2015. Ms. Enxing Seng was elected as her replacement in March 2015.

Equity Compensation Plan Information

The following table sets forth information concerning Hill-Rom's equity compensation plans as of September 30, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,119,089	$34.37	4,739,332

Equity compensation plans not approved by security holders(2)(3)	7,657	$0.00	-

Total	3,126,746	$34.37	4,739,332 (4)

1)	RSUs and PSUs are excluded when determining the weighted-average exercise price of outstanding stock options.

2)
Under the Hill-Rom Holdings Stock Award Program, which has not been approved by security holders, shares of common stock have been granted to certain key employees. All shares granted under this program are contingent upon continued employment over specified terms. Dividends, payable in stock equivalents, accrue on the grants and are subject to the same specified terms as the original grants. Under this program, a total of 3,590 deferred shares will be issuable at a future date.

3)
Members of the Board of Directors may elect to defer fees earned and invest them in Hill-Rom common stock under the Hill-Rom Holdings Directors' Deferred Compensation Plan, which has not been approved by shareholders. Under this program, a total of 4,067 deferred shares will be issuable at a future date.

4)	Amount consists of 4,325,645 shares available for issuance under our Stock Incentive Plan and 413,687 shares available for purchase under our Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, our executive officers and any person holding more than ten percent of our common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  We are required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2015.  Based solely on a review of filings furnished to us and other information from reporting persons, we believe that all of these filing requirements were satisfied by our directors, executive officers and ten percent beneficial owners.

HILL-ROM HOLDINGS, INC. 1069 STATE ROUTE 46 EAST BATESVILLE, IN 47006
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

	For	Withhold	For All	To withhold authority to vote for any
	All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR the following:				Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
1. Election of Directors
Nominees

01 Rolf A. Classon 02 William G. Dempsey 03 James R. Giertz 04 Charles E. Golden 05 John J. Greisch
06 William H. Kucheman 07 Ronald A. Malone 08 Eduardo R. Menascé 09 Stacy Enxing Seng

The Board of Directors recommends you vote FOR proposals 2, 4, 5 and 6.				For	Against	Abstain

2 To approve, by non-binding advisory vote, executive compensation.				☐	☐	☐

4 To reauthorize the Hill-Rom Holdings, Inc. Short Term Incentive Plan as it is currently written.				☐	☐	☐

5 To reauthorize the Hill-Rom Holdings, Inc. Stock Incentive Compensation Plan as it is currently written.				☐	☐	☐

6 Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2016.				☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:			1 year	2 years	3 years	Abstain

3 To approve, by non-binding advisory vote, the frequency of the shareholder vote on executive compensation.			☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

PROXY

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Rolf A. Classon and John Greisch, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hill-Rom Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Hill-Rom Holdings, Inc. to be held on March 15, 2016 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, 4, 5 AND 6 , FOR EVERY ONE (1) YEAR REFLECTING PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side